                                                                    EXHIBIT 10.1

                               FINANCING AGREEMENT

                           Dated as of August 13, 2004

                                  by and among

                                METALLURG, INC.,
                     SHIELDALLOY METALLURGICAL CORPORATION,


                                 as A Borrowers,

                            METALLURG HOLDINGS, INC.

                                 as B Borrower,


                   EACH SUBSIDIARY LISTED AS AN "A GUARANTOR"
                         ON THE SIGNATURE PAGES HERETO,

                                as A Guarantors,

                                METALLURG, INC.,

                                 as B Guarantor,

           THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,

                                   as Lenders,

                                       and

                        MHR INSTITUTIONAL PARTNERS II LP,

                             as Collateral Agent and
                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----

ARTICLE I DEFINITIONS; CERTAIN TERMS............................................................................1
         Section 1.01        Definitions........................................................................1
         Section 1.02        Terms Generally...................................................................26
         Section 1.03        Accounting and Other Terms........................................................27
         Section 1.04        Time References...................................................................27

ARTICLE II THE LOANS...........................................................................................27
         Section 2.01        Commitments.......................................................................27
         Section 2.02        Making the Loans..................................................................28
         Section 2.03        Repayment of Loans; Evidence of Debt..............................................29
         Section 2.04        Interest..........................................................................30
         Section 2.05        Reduction of Commitment; Prepayment of Loans......................................31
         Section 2.06        Fees..............................................................................34
         Section 2.07        [Intentionally Omitted]...........................................................35
         Section 2.08        Taxes.............................................................................35

ARTICLE III LETTERS OF CREDIT..................................................................................37
         Section 3.01        Letter of Credit Guaranty.........................................................37
         Section 3.02        Participations....................................................................39
         Section 3.03        Letters of Credit.................................................................41

ARTICLE IV FEES, PAYMENTS AND OTHER COMPENSATION...............................................................41
         Section 4.01        Audit and Collateral Monitoring Fees..............................................41
         Section 4.02        Payments; Computations and Statements.............................................42
         Section 4.03        Sharing of Payments, Etc..........................................................43
         Section 4.04        Apportionment of Payments.........................................................43
         Section 4.05        Increased Costs and Reduced Return................................................45
         Section 4.06        Joint and Several Liability of the A Borrowers....................................46

ARTICLE V CONDITIONS TO LOANS..................................................................................47
         Section 5.01        Conditions Precedent to Effectiveness.............................................47
         Section 5.02        Conditions Precedent to All Loans and Letters of Credit...........................51

ARTICLE VI REPRESENTATIONS AND WARRANTIES......................................................................52
         Section 6.01        Representations and Warranties....................................................52

ARTICLE VII COVENANTS OF THE LOAN PARTIES......................................................................61
         Section 7.01        Affirmative Covenants.............................................................61
         Section 7.02        Negative Covenants................................................................70
         Section 7.03        Financial Covenants...............................................................76

ARTICLE VIII MANAGEMENT, COLLECTION AND STATUS OF
             ACCOUNTS RECEIVABLE AND OTHER COLLATERAL..........................................................77
         Section 8.01        Collection of Accounts Receivable; Management of Collateral.......................77
         Section 8.02        Accounts Receivable Documentation.................................................80
         Section 8.03        Status of Accounts Receivable and Other Collateral................................80
         Section 8.04        Collateral Custodian..............................................................80



ARTICLE IX EVENTS OF DEFAULT...................................................................................81
         Section 9.01        Events of Default.................................................................81

ARTICLE X AGENTS ..............................................................................................85
         Section 10.01       Appointment.......................................................................85
         Section 10.02       Nature of Duties..................................................................86
         Section 10.03       Rights, Exculpation, Etc..........................................................86
         Section 10.04       Reliance..........................................................................87
         Section 10.05       Indemnification...................................................................87
         Section 10.06       Agents Individually...............................................................87
         Section 10.07       Successor Agent...................................................................88
         Section 10.08       Collateral Matters................................................................88
         Section 10.09       Agency for Perfection.............................................................90

ARTICLE XI GUARANTY ...........................................................................................90
         Section 11.01       Guaranty..........................................................................90
         Section 11.02       Guaranty Absolute.................................................................91
         Section 11.03       Waiver............................................................................92
         Section 11.04       Continuing Guaranty; Assignments..................................................92
         Section 11.05       Subrogation.......................................................................93

ARTICLE XII MISCELLANEOUS......................................................................................94
         Section 12.01       Notices, Etc......................................................................94
         Section 12.02       Amendments........................................................................95
         Section 12.03       No Waiver; Remedies, Etc..........................................................95
         Section 12.04       Expenses; Taxes; Attorneys' Fees..................................................96
         Section 12.05       Right of Set-off..................................................................97
         Section 12.06       Severability......................................................................97
         Section 12.07       Assignments and Participations....................................................97
         Section 12.08       Counterparts.....................................................................100
         Section 12.09       GOVERNING LAW....................................................................100
         Section 12.10       CONSENT TO JURISDICTION; SERVICE OF PROCESS AND
                             VENUE............................................................................101
         Section 12.11       WAIVER OF JURY TRIAL, ETC........................................................101
         Section 12.12       Consent by the Agents and Lenders................................................102
         Section 12.13       No Party Deemed Drafter..........................................................102
         Section 12.14       Reinstatement; Certain Payments..................................................102
         Section 12.15       Indemnification..................................................................102
         Section 12.16       MI as Agent for A Borrowers......................................................104
         Section 12.17       Records..........................................................................104
         Section 12.18       Binding Effect...................................................................104
         Section 12.19       Interest.........................................................................104
         Section 12.20       Confidentiality..................................................................106
         Section 12.21       Integration......................................................................106


                              SCHEDULE AND EXHIBITS

Schedule 1.01(A)  Lenders and Lenders' Commitments
Schedule 1.01(B)  Foreign Collateral Documents
Schedule 1.01(C)  Existing L/Cs
Schedule 1.01(D)  Inactive Subsidiaries
Schedule 6.01(e)  Capitalization
Schedule 6.01(f)  Litigation; Commercial Tort Claims
Schedule 6.01(i)  ERISA Schedule 6.01(n) Permits
Schedule 6.01(o)  Real Property
Schedule 6.01(q)  Operating Lease Obligations
Schedule 6.01(r)  Environmental Matters
Schedule 6.01(s)  Insurance
Schedule 6.01(v)  Bank Accounts
Schedule 6.01(w)  Intellectual Property
Schedule 6.01(x)  Material Contracts
Schedule 6.01(z)  Employee and Labor Matters
Schedule 6.01(cc) Name; Jurisdiction of Organization; Organizational ID Number;
                  Chief Place of Business; Chief Executive Office; FEIN
Schedule 6.01(dd) Tradenames
Schedule 6.01(ee) Collateral Locations
Schedule 7.02(a)  Existing Liens
Schedule 7.02(b)  Existing Indebtedness
Schedule 7.02(e)  Existing Investments
Schedule 7.02(k)  Limitations on Dividends and Other Payment Restrictions
Schedule 8.01     Cash Management Banks and Cash Management Accounts


Exhibit A   Form of Guaranty
Exhibit B   Form of Security Agreement
Exhibit C   Form of Pledge Agreement
Exhibit D   Form of Notice of Borrowing
Exhibit E   Form of Letter of Credit Application
Exhibit F   Form of Letter of Assignment and Acceptance
Exhibit G   Form of Borrowing Base Report


                               FINANCING AGREEMENT

                  Financing Agreement, dated as of August 13, 2004, by and among Metallurg, Inc., a Delaware corporation ("MI") and Shieldalloy Metallurgical Corporation, a Delaware corporation ("SMC" and, together with MI, each an "A Borrower" and collectively, the "A Borrowers"), each subsidiary of MI listed as an "A Guarantor" on the signature pages hereto (each an "A Guarantor" and collectively, the "A Guarantors"), Metallurg Holdings, Inc., a Delaware corporation ("MHI" or the "B Borrower"), MI, in its capacity as the guarantor of the B Borrower (in such capacity, the "B Guarantor"), the financial institutions from time to time party hereto (each a "Lender" and collectively, the "Lenders"), MHR Institutional Partners II LP, as collateral agent for the Lenders and Fleet National Bank, as letter of credit issuer (in such capacity, together with any successor collateral agent, the "Collateral Agent") and as administrative agent for the Lenders (in such capacity, together with any successor administrative agent, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

                                    RECITALS

                  The A Borrowers have asked the Lenders to extend credit to the A Borrowers consisting of term loans in the aggregate principal amount of $31,000,000, which will include, among other things, a subfacility for the issuance of letters of credit. The B Borrower has asked the Lenders to extend credit to the B Borrower in an aggregate principal amount of $2,462,500. The proceeds of the Term Loan A (as hereinafter defined) shall be used for general working capital purposes of the A Borrowers, to provide credit support for certain existing letters of credit issued prior to the date hereof and for the issuance of new letters of credit, to make payments in connection with the TRC Transaction (as hereinafter defined) and to pay fees and expenses related to this Agreement. The proceeds of the Term Loan B (as hereinafter defined) shall be used to fund a portion of the interest payable by the B Borrower in respect of its 12.75% Senior Notes due 2008. The Lenders are severally, and not jointly, willing to extend such credit to the A Borrowers and the B Borrower subject to the conditions hereinafter set forth.

                  In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

                  Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

                  "A Borrowers" has the meaning specified therefor in the preamble hereto.

                  "A Guarantors" has the meaning specified therefor in the preamble hereto.

                  "A Loan Party" means the A Borrowers and the A Guarantors.

                  "A Obligations" means the Obligations of the A Loan Parties.

                  "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

                  "Account Receivable" means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any supporting obligations in respect of the foregoing and any proceeds arising from or relating to the foregoing.

                  "Action" has the meaning specified therefor in Section 12.12.

                  "Administrative Agent" has the meaning specified therefor in the preamble hereto.

                  "Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

                  "Administrative Borrower" has the meaning specified therefor in Section 12.16.

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender or the L/C Issuer be considered an "Affiliate" of any Loan Party.

                  "After Acquired Property" has the meaning specified therefor in Section 7.01(o).

                  "Agent" has the meaning specified therefor in the preamble hereto.

                  "Agreement" means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "ALPOCO" means The Aluminum Powder Company Ltd., a company organized under the laws of the United Kingdom.

                  "Annual Plan" has the meaning specified therefor in Section 6.01(g)(ii)(A).

                  "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent (and the Administrative

Agent, if applicable), in accordance with Section 12.07 hereof and substantially in the form of Exhibit F hereto or such other form acceptable to the Collateral Agent.

                  "Authorized Officer" means, with respect to any Person, the chief executive officer, chief financial officer, president, senior executive vice president or treasurer of such Person.

                  "B Borrower" has the meaning specified therefor in the preamble hereto.

                  "B Guarantor" has the meaning specified therefor in the preamble hereto.

                  "B Loan Party" means the B Borrower and the B Guarantor.

                  "B Obligations" means the Obligations of the B Loan Parties.

                  "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. 'SS' 101, et seq.), as amended, and any successor statute.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Board of Directors" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

                  "Borrowers" means the A Borrowers and the B Borrower, each as defined in the preamble hereto.

                  "Borrowing Base Report" means a report, with supporting details satisfactory to the Administrative Agent, in the form of Exhibit G attached hereto, with such changes thereto as are acceptable to the Administrative Agent from time to time.

                  "Brazil Guaranty" means the Guaranty, dated the date hereof, executed by CIF in favor of the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

                  "Brazil Collateral Documents" means each of the documents, instruments and agreements listed on Part A of Schedule 1.01(B) attached hereto.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

                  "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

                  "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any central bank or Governmental Authority (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender, any Person controlling any Lender, or the L/C Issuer or the manner in which any Lender, any Person controlling any Lender, or the L/C Issuer allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

                  "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or
(ii) a transaction of a type commonly known as a "synthetic lease" (i.e. a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

                  "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash and Cash Equivalents" means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.

                  "Cash Management Accounts" means those bank accounts of each Borrower maintained at one or more Cash Management Banks listed on Schedule 8.01.

                  "Cash Management Agreements" means those certain cash management service agreements in form and substance reasonably satisfactory to the Administrative Agent, each of which is among one or more Borrowers, the Administrative Agent and one of the Cash Management Banks.

                  "Cash Management Bank" has the meaning specified therefor in
Section 8.01.

                  "Change in Law" has the meaning specified therefor in Section 4.05(a).

                  "Change of Control" means each occurrence of any of the following:

                  (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Permitted Holder of, beneficial ownership of more than 33% of the aggregate outstanding voting power of the Capital Stock of MHI;

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of MHI (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of MHI was approved by a vote of at least a majority the directors of MHI then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of MHI;

                  (c) MHI shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of MI (other than shares issued pursuant to the Metallurg, Inc. Equity Compensation Plan as in effect on the Effective Date and as amended from time to time with the prior written consent of the Required Lenders), free and clear of all Liens (other than any Permitted Liens);

                  (d) except as otherwise permitted in Section 7.02(c)(i), MI shall cease to have direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% (or such lesser percentage of shares owned as of the Effective Date) of the aggregate voting power of the Capital Stock of each other A Loan Party, free and clear of all Liens (other than any Permitted Liens);

                  (e) (i) any Loan Party consolidates or amalgamates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, except as otherwise permitted in Section 7.02(c)(i), or (ii) any entity consolidates or amalgamates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving MHI, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Permitted Holder has, directly or indirectly, acquired beneficial ownership of more than 33% of the aggregate outstanding voting Capital Stock of MHI or (B) in the case of any such transaction involving a Loan Party other than MHI, MHI has direct or indirect beneficial ownership of 100% (or, if less, the same percentage of shares owned as of the Effective Date) of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity; or

                  (f) either Heinz Schimmelbusch or Arthur Spector shall cease to be involved in the management of the business of MHI, and a successor reasonably acceptable to the Collateral Agent and the Required Lenders is not appointed on terms reasonably acceptable to the Collateral Agent and the Required Lenders within 45 days of such cessation of involvement.

                  "CIF" means Companhia Industrial Fluminense, a corporation organized under the laws of Brazil.

                  "CIF Authorized Transaction" means any distribution, purchase or Disposition of assets by CIF in connection with its obligations under any of the following agreements: (i) that certain agreement dated as of May 2, 2003 with Colorminas Calorificio e Mineracao S.A. ("Colorminas"), which entitles Colorminas to receive 49.9% of the revenues from CIF's lithium feldspar production line and, in the event of the termination of such agreement, to receive the same percentage on the value of such line's assets; and (ii) an agreement with Silver do Brasil Ltda. ("Silver"), which is in the process of being formalized, and will entitle Silver to receive 15% of the revenues from CIF's aluminum alloy production line and, in the event of the termination of such agreement, to receive the same percentage of the value of such line's assets. The rights of Colorminas and Silver under the foregoing agreements were granted by CIF as compensation for, among other things, the cash or asset contributions made by Colorminas and Silver to the referenced production lines of CIF.

                  "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

                  "Collateral Agent" has the meaning specified therefor in the preamble hereto.

                  "Collateral Agent Advances" has the meaning specified therefor in Section 10.08(a).

                  "Commitments" means, with respect to each Lender, such Lender's, Term Loan A Commitment and Term Loan B Commitment.

                  "Concentration Account" means account number 55160474 of the Administrative Borrower maintained at the Concentration Account Bank into which cash received from the Cash Management Banks is wired as provided in Section 8.01.

                  "Concentration Account Agreement" means a Control Agreement among the Administrative Borrower, the Concentration Account Bank and the Administrative Agent, in form and substance satisfactory to the Administrative Agent, with respect to the Concentration Account.

                  "Concentration Account Bank" means Fleet National Bank, or such other Person or Persons as the Administrative Borrower (with the prior written consent of the Administrative Agent) may designate from time to time.

                  "Conform Sale" has the meaning specified therefor in Section 7.02(c)(iv).

                  "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Consolidated Subsidiaries for such period, plus or minus without duplication, the sum of the following amounts of such Person and its Consolidated Subsidiaries for such period and to the extent deducted or added, as the case may be, in determining Consolidated Net Income of such Person for such period: (a) Consolidated

Net Interest Expense, (b) income or franchise tax expense or benefit, (c) adjustments for minority interests, (d) income or loss from discontinued operations, (e) restructuring expenses or reversals, (f) environmental expenses or recoveries, (g) depreciation expense, (h) amortization expense excluding amortization included in Consolidated Net Interest Expense and (i) gains or losses from Dispositions.

                  "Consolidated Net Income" means, with respect to any Person for any period, the net income (loss) of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication): (a) any extraordinary or non-recurring gains or gains or losses from Dispositions, (b) non-cash restructuring charges, and (c) interest income.

                  "Consolidated Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person and its Consolidated Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less the sum of interest income for such period.

                  "Consolidated Subsidiaries" means, with respect to any Person, each Subsidiary of such Person, the accounts of which are consolidated with those of such Person in such Person's consolidated financial statements.

                  "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the primary obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by the Board of Directors of such Person in good faith.

                  "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by MI, the Collateral Agent and the applicable bank with respect to a deposit account.

                  "Current Value" has the meaning specified therefor in Section 7.01(o).

                  "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

                  "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

                  "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

                  "Domestic Loan Parties" means all Loan Parties exclusive of Foreign Loan Parties.

                  "Effective Date" means the date, on or before August 13, 2004, on which all of the conditions precedent set forth in Section 5.01 are satisfied or waived and the initial Loans are made.

                  "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Domestic Loan Party or any of its ERISA Affiliates.

                  "Environmental Claims" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, or other written communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws, Handling of Hazardous Materials or Releases of Hazardous Materials from (i) any assets, properties or businesses of any Loan Party or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Materials generated or Handled by any Loan Party, its Subsidiaries or any predecessor in interest.

                  "Environmental Indemnitees" has the meaning specified therefor in Section 7.01(j).

                  "Environmental Indemnity Agreement" means an Environmental Indemnity Agreement, in form and substance satisfactory to the Agent, made by a Loan Party and/or one of its Subsidiaries in favor of the Agent.

                  "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., as amended (to the extent relating to exposure to Hazardous Materials); Toxic Substances Control Act ("TOSCA"), 15 U.S.C. 2601 et seq., as amended; Hazardous Materials Transportation Act, 49 U.S.C. 5101 et seq., as amended; the Federal Insecticide, Fungicide, and Rodenticide Act("FIFRA"), 7 U.S.C. 136-136y et seq., as amended; the Emergency Planning and Community Right-to-Know Act of 1986 (Title III of SARA or "EPCRA"); 42 U.S.C. 11001, et seq., as amended, and any other foreign, federal, state, local or municipal laws, statutes, regulations, applicable guidance documents, rules or ordinances imposing liability or establishing standards of conduct for Handling of Hazardous Materials and the protection of health and the environment.

                  "Environmental Liabilities" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any Governmental Authority or any third party which relate to any violations of Environmental Laws, Handling of Hazardous Materials, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or a predecessor in interest, or (ii) any facility that received Hazardous Materials that were generated or Handled by any Loan Party or any of its Subsidiaries or a predecessor in interest.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities.

                  "Environmental Permits" means any permits, licenses, certificates, exemptions, authorizations, registrations or approvals required by any Governmental Authority or under Environmental Laws.

                  "Equipment" means "equipment" (as that term is defined in the Uniform Commercial Code).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

                  "Event of Default" means any of the events set forth in
Section 9.01.

                  "Excess Cash Flow" means, with respect to any Person for any period, (i) Consolidated Net Income of such Person and its Consolidated Subsidiaries (other than Excluded Persons) for such period, plus (ii) all non-cash items of such Person and its Consolidated Subsidiaries (other than Excluded Persons) deducted in determining Consolidated Net Income for such period, less (iii) the sum of (without duplication) (A) all non-cash items of such Person and its Consolidated Subsidiaries (other than Excluded Persons) added to the calculation of Consolidated Net Income for such period, (B) all scheduled and mandatory cash principal payments on the Loans made during such period, and all scheduled cash principal payments on other Indebtedness of such Person or any of its Consolidated Subsidiaries (other than Excluded Persons) during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (C) the cash portion of Capital Expenditures made by such Person and its Consolidated Subsidiaries (other than Excluded Persons) during such period to the extent permitted to be made under this Agreement, (D) the excess, if any, of Working Investment at the end of such period over Working Investment at the beginning of such period (or minus the excess, if any, of Working Investment at the beginning of such period over Working Investment at the end of such period),
(E) cash payments made to reduce environmental liabilities, and (F) cash payments made for restructuring.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Person" means any Foreign Subsidiary to the extent such Person is prohibited under the terms of a contract existing on the Effective Date (or any contract replacing such existing contract so long as such replacement contract is permitted under clause (b) of the definition of the term "Permitted Indebtedness") or restricted by law from repatriating or remitting its cash to the United States by transferring such cash, directly or indirectly, to a Domestic Loan Party, provided that if any portion of such Person's cash is permitted to be so repatriated or remitted, such Person (i) shall not be included as an Excluded Person solely with respect to the portion of its cash that is permitted to be so repatriated or remitted and (ii) shall be included as an Excluded Person with respect to the remainder of its cash that is subject to such restriction.

                  "Existing Lenders" means the lenders party to the Fleet Loan Agreement.

                  "Existing L/Cs" means those certain outstanding Letters of Credit listed on Schedule 1.01(C) attached hereto issued by Fleet National Bank prior to the Effective Date for the account of SMC.

                  "Extraordinary Receipts" means any cash received by MHI or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(i), (ii) or (iii) hereof), including, without limitation, (i) foreign, United States, state or local tax refunds (excluding up to $500,000 of tax refunds received by such Persons during any Fiscal Year that result from the overpayment of estimated taxes), (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments, (vii) payments (excluding any payments in respect of the promissory note made, prior to the date hereof, by Mesa to the order of MI or any of it Subsidiaries) received by such Persons on debt securities and instruments issued by Persons that are not Affiliates of MHI or any of its Subsidiaries and (viii) any purchase price adjustment received in connection with any purchase agreement.

                  "Facility" means each parcel of real property owned by a Domestic Loan Party and identified on Schedule 6.01(o), including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures located at or used in connection with such facility, all whether now or hereafter existing.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Field Survey and Audit" means a field survey and audit of the Loan Parties and an appraisal of the Collateral performed by auditors, examiners and/or appraisers selected by the Collateral Agent, at the sole cost and expense of the Borrowers.

                  "Final Maturity Date" means August 31, 2007, or such earlier date on which any Loan shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

                  "Financial Statements" means (i) the audited consolidated balance sheet of MI and its Consolidated Subsidiaries for the Fiscal Year ended 2003, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (ii) the unaudited consolidated balance sheet of MI and its Consolidated Subsidiaries for the 3 months ended March 31, 2004 and the related consolidated statement of operations, shareholder's equity and cash flows for the 3 months then ended.

                  "Fiscal Year" means the fiscal year of MHI and its Subsidiaries ending on December 31 of each year.

                  "Fleet Loan Agreement" means the Amended and Restated Loan Agreement made as of October 29, 1999, by and among (a) MI, SMC and certain of their Subsidiaries, (b) Fleet National Bank (f/k/a BankBoston, N.A.) and the other lending institutions listed on Schedule 1 thereto, and (c) Fleet National Bank as agent for itself and such other lending institutions, as such agreement is in effect immediately prior to the Effective Date.

                  "Foreign Loan Party" means each of CIF, MEL, LSM and ALPOCO.

                  "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction located outside the United States of America.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Agents and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

                  "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guaranteed Obligations" has the meaning specified therefor in
Section 11.01.

                  "Guarantor" means (i) each Person listed as a "Guarantor" on the signature pages hereto, including the A Guarantors and the B Guarantor, (ii) CIF, (iii) MEL, LSM and ALPOCO and (iv) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

                  "Guaranty" means (i) the guaranty of each Guarantor party hereto contained in ARTICLE XI hereof, (ii) the Brazil Guaranty, (iii) the UK Guarantees, and (iv) each guaranty substantially in the form of Exhibit A, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders and the L/C Issuer pursuant to Section 7.01(b) or otherwise.

                  "Handle" or "Handling" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Materials.

                  "Hazardous Material" shall include, without regard to amount and/or concentration (i) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical under Environmental Laws; (ii) any wastes regulated, defined, listed or otherwise classified by Environmental Laws, including but not limited to hazardous waste, agricultural wastes, biological waste, medical waste, biohazardous or infectious waste, special waste, recyclable materials, sludge, used oils, construction and demolition debris and solid waste; (iii) petroleum, petroleum-based or petroleum-derived products; (iv) polychlorinated biphenyls; (v) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials;

and (vi) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing Hazardous Materials.

                  "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

                  "Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

                  "Inactive Subsidiaries" means the Persons listed on Schedule 1.01(D).

                  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than (a) 120 days after the date such payable was created or (b) 45 days after the due date therefor); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements;
(viii) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off balance sheet financing or similar financing; (ix) all Contingent Obligations; and (x) all obligations referred to in clauses (i) through (ix) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person's ownership interest in such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Indemnified Matters" has the meaning specified therefor in
Section 12.15.

                  "Indemnitees" has the meaning specified therefor in Section 12.15.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

                  "Inventory" means, with respect to any Person, all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash.

                  "Key Products Report" means the sales and gross profits analysis report prepared by MI on a consolidating basis for each reporting Subsidiary and on a consolidated basis by worldwide groupings.

                  "Key Statistic Reports" means the key statistic report prepared by MI on a consolidating basis for each reporting Subsidiary and on a consolidated basis by worldwide groupings, reflecting, among other things, a key ratio analysis and working capital/cycle analysis for such Persons.

                  "L/C Issuer" means Fleet National Bank or such other bank as the Administrative Agent may select in its sole and absolute discretion.

                  "L/C Subfacility" means the difference between (i) the sum of each Lender's Term Loan A2 Commitment and Term Loan A3 Commitment and (ii) the aggregate principal amount of the Term Loan A2 and the Term Loan A3 outstanding from time to time.

                  "Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

                  "Lender" has the meaning specified therefor in the preamble hereto.

                  "Letter of Credit" has the meaning specified therefor in
Section 3.01(a).

                  "Letter of Credit Application" has the meaning specified therefor in Section 3.01(a).

                  "Letter of Credit Collateral Account" has the meaning specified therefor in Section 3.01(b).

                  "Letter of Credit Fee" has the meaning specified therefor in
Section 3.03(b).

                  "Letter of Credit Guaranty" means one or more guaranties by the Administrative Agent and/or any Lender in favor of the L/C Issuer guaranteeing or relating to the Borrowers' obligations to the L/C Issuer under a reimbursement agreement, Letter of Credit Application or other like document in respect of any Letter of Credit, including, without limitation, the NJDEP L/C, the Existing L/Cs and the New L/Cs.

                  "Letter of Credit Obligations" means, at any time and without duplication, the sum of (i) the Reimbursement Obligations at such time, plus
(ii) the aggregate maximum amount available for drawing under the Letters of Credit outstanding at such time, plus (iii) all amounts for which the Administrative Agent and/or any Lender may be liable to the L/C Issuer pursuant to any Letter of Credit Guaranty.

                  "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

                  "Loan" means any Term Loan A and any Term Loan B made by a Lender to the A Borrowers or the B Borrower, as the case may be, pursuant to
ARTICLE II hereof.

                  "Loan Accounts" means Loan Account A and Loan Account B.

                  "Loan Account A" means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the A Borrowers, in which the A Borrowers will be charged with all Loans made to, and all other A Obligations incurred by, the A Borrowers.

                  "Loan Account B" means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the B Borrower, in which the B Borrower will be charged with all Loans made to, and all other B Obligations incurred by, the B Borrower.

                  "Loan Document" means this Agreement, any Guaranty, any Security Agreement, any Pledge Agreement, any Mortgage, the Brazil Collateral Documents, the UK Collateral Documents, any Letter of Credit Application, the Reimbursement Agreement and any other agreement, instrument, and other document executed and delivered by any Loan Party or any of its Subsidiaries pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation.

                  "Loan Party" means any Borrower and any Guarantor.

                  "LSM" means London & Scandinavian Metallurgical Co., Ltd., a company organized under the laws of the United Kingdom.

                  "Material Adverse Effect" means a material adverse effect on any of (i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of (A) MI or SMC or (B) the Loan Parties taken as a whole, (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of any Agent or any Lender or the L/C Issuer under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Lenders and the L/C Issuer on any of the Collateral.

                  "Material Contract" means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $500,000 or more in any Fiscal Year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (ii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary, but excluding, in the case of clauses (i) and (ii) above, any contracts evidencing Permitted Indebtedness.

                  "MEL" means Metallurg Europe Limited, a company organized under the laws of the United Kingdom.

                  "MHI" has the meaning specified therefor in the preamble hereto.

                  "MHI Indenture" means the Indenture, dated as of July 13, 1998, between MHI and The Bank of New York (as successor trustee to United State Trust Company of New York), pursuant to which MHI issued 12.75% Senior Discount Notes due 2008, as Trustee, as such Indenture may be amended and supplemented from time to time.

                  "MHI Notes" means the 12.75% Senior Discount Notes due 2008 issued by MHI pursuant to the MHI Indenture.

                  "MI" has the meaning specified therefor in the preamble hereto.

                  "MI Indenture" means the Indenture, dated as of November 25, 1997, between MI and The Bank of New York (as successor trustee to IBJ Schroder Bank & Trust Company), as Trustee, with SMC, MHI, MSI and MIR(China), Inc., as guarantors, pursuant to which MI issued 11% Senior Notes due 2007, as such Indenture may be amended and supplemented from time to time.

                  "MIP II" has the meaning specified therefor in the preamble hereto.

                  "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

                  "Mortgage" means a mortgage (including, without limitation, a leasehold mortgage), deed of trust or deed to secure debt, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the relevant Lenders and the L/C Issuer, securing the relevant Obligations and delivered to the Collateral Agent pursuant to Section 5.01(d), Section 7.01(b), Section 7.01(o) or otherwise.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Domestic Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

                  "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 7.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (B) transfer taxes paid by such Person or such Subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (i) and
(ii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

                  "New L/Cs" means the Letters of Credit issued by the L/C Issuer for the account of an A Borrower on or after the Effective Date pursuant to ARTICLE III hereof.

                  "NJDEP L/C" means that certain Letter of Credit No. 50090378 issued by Fleet National Bank in the face amount of $14,819,000 for the account of SMC in favor of the New Jersey Department of Environmental Protection.

                  "Obligations" means all present and future indebtedness, obligations, and liabilities of each Loan Party to any of the Agents, the L/C Issuer and the Lenders, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, reimbursement obligations, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such

Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

                  "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

                  "Other Taxes" has the meaning specified therefor in Section 2.08(b).

                  "Participant Register" has the meaning specified therefor in
Section 12.07(g).

                  "Payment Office" means the Administrative Agent's office located at 40 West 57th Street, 24th Floor, New York, New York 10019, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Administrative Borrower.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Holder" means Safeguard International Fund, LP, SCP Private Equity Partners, Safeguard, Inc., Safeguard Company Investment Partnership, L.P. and Affiliates of any of the foregoing Persons.

                  "Permitted Indebtedness" means:

                  (a) any Indebtedness owing to any Agent, any Lender and the L/C Issuer under this Agreement and the other Loan Documents;

                  (b) any Indebtedness listed on Schedule 7.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (or, with respect to any bank or similar credit facility, the commitment to extend credit thereunder shall not exceed the commitments existing immediately prior to such extension, refinancing or modification);

                  (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of Section 7.02(g), which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $5,000,000 at any time outstanding;

                  (d) Indebtedness permitted by clause (e) of the definition of "Permitted Lien";

                  (e) Indebtedness permitted under Section 7.02(e);

                  (f) Subordinated Indebtedness;

                  (g) Indebtedness under foreign currency and commodity Hedging Agreements incurred in the ordinary course of business of the Loan Parties consistent with prudent business practice and not for speculative purposes;

                  (h) Indebtedness owing to American International Group, Inc. in connection with the TRC Transaction, provided that (i) the aggregate amount of such Indebtedness does not exceed $2,000,000 and (ii) the terms and conditions of such Indebtedness are acceptable to the Agents and the Lenders in their sole discretion;

                  (i) Indebtedness in respect of letters of credit not otherwise permitted under clause (a) above having an aggregate undrawn face amount not to exceed $1,000,000, provided that the terms of such letters of credit are acceptable to the Administrative Agent; and

                  (j) other unsecured Indebtedness in an aggregate amount of $250,000 outstanding at any time.

                  "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's.

                  "Permitted Liens" means:

                  (a) Liens securing the Obligations;

                  (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c);

                  (c) Liens imposed by law, such as landlord's (subject to Section 7.01(m)), carriers', warehousemen's (subject to Section 7.01(m)), mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (d) Liens described on Schedule 7.02(a), but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby except to the extent permitted by clause (b) of the definition of "Permitted Indebtedness";

                  (e) (i) purchase money Liens on Equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such Equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such Equipment or (ii) Liens existing on such Equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of the fair market value or the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $5,000,000;

                  (f) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due, or (iv) letter of credit obligations permitted under clause (i) of the definition of "Permitted Indebtedness";

                  (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

                  (h) Liens on real property or Equipment securing Indebtedness permitted by subsection (c) of the definition of Permitted Indebtedness;

                  (i) any interest of title of a lessor under leases permitted by this Agreement; and

                  (j) Liens listed on Schedule B to any Title Insurance Policy or title report delivered pursuant to Section 5.01(d), 7.01(b) or 7.01(o).


                  "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

                  "Plan" means any Employee Plan or Multiemployer Plan.

                  "Pledge Agreement" means a Pledge and Security Agreement made by a Domestic Loan Party in favor of the Collateral Agent for the benefit of the Agents and the relevant Lenders and the L/C Issuer, substantially in the form of Exhibit C.

                  "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 3.0%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 3.0%.

                  "Pro Rata Share" means:

                  (a) with respect to a Lender's obligation to make the Term Loan A and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan A Commitment, by (ii) the Total Term Loan A Commitment, provided that if the Total Term Loan A Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan A and the denominator shall be the aggregate unpaid principal amount of the Term Loan A,

                  (b) with respect to a Lender's obligation to make the Term Loan B and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan B Commitment, by (ii) the Total Term Loan B Commitment, provided that if the Total Term Loan B Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan B and the denominator shall be the aggregate unpaid principal amount of the Term Loan B,

                  (c) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the unpaid principal amount of such Lender's portion of the Term Loans, by (ii) the aggregate unpaid principal amount of the Term Loans.

                  "Reference Bank" means JPMorgan Chase Bank, its successors or any other commercial bank designated by the Administrative Agent to the Administrative Borrower from time to time.

                  "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Register" has the meaning specified therefor in Section 12.07(d).

                  "Registered Loan" has the meaning specified therefor in
Section 12.07(d).

                  "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

                  "Reimbursement Agreement" means the Letter of Credit and Reimbursement Agreement, dated as of the date hereof, by and between the L/C Issuer and MI, as such agreement may be amended, modified or supplemented from time to time.

                  "Reimbursement Obligations" means, collectively, but without duplication (i) all obligations of MI arising under the Reimbursement Agreement and (ii) the obligation of each A Borrower to reimburse the Administrative Agent or any Lender for amounts paid by the Administrative Agent or any Lender under a Letter of Credit Guaranty in respect of any drawing made under any Letter of Credit, together with interest thereon as provided in Section 2.04.

                  "Related Fund" means, with respect to any Lender, any fund or account managed by such Lender or an Affiliate of such Lender or its investment manager.

                  "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

                  "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. 'SS' 9601.

                  "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

                  "Required Lenders" means Lenders whose Pro Rata Share aggregate 51% or more as determined pursuant to clause (f) of the definition of "Pro Rata Share".

                  "Rolling Forecast" has the meaning specified therefor in
Section 7.01(a)(vi).

                  "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                  "Security Agreement" means a Security Agreement made by a Domestic Loan Party in favor of the Collateral Agent for the benefit of the Agents and the relevant Lenders and the L/C Issuer, substantially in the form of Exhibit B.

                  "SMC" has the meaning specified therefor in the preamble hereto.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

                  "Subordinated Indebtedness" means Indebtedness of any Loan Party which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to the Collateral Agent and the Required Lenders.

                  "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

                  "Taxes" has the meaning specified therefor in Section 2.08(a).

                  "Term Loan A" means, collectively, the Term Loan A1, the Term Loan A2 and the Term Loan A3.

                  "Term Loan A Closing Fee" has the meaning specified therefor in Section 2.06(a).

                  "Term Loan A Commitment" means, with respect to each Lender, the sum of such Lender's Term Loan A1 Commitment, Term Loan A2 Commitment and Term Loan A3 Commitment.

                  "Term Loan A Maintenance Fee" has the meaning specified therefor in Section 2.06(c).

                  "Term Loan A Monitoring Fee" has the meaning specified therefor in Section 2.06(e).

                  "Term Loan A1" means, collectively, the loans made by the Lenders to the A Borrowers on the Effective Date pursuant to Section 2.01(a)(i).

                  "Term Loan A1 Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan A1 to the A Borrowers in the amount set forth on Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

                  "Term Loan A2" means, collectively, the loans made by the Lenders to the A Borrowers on the TRC Transaction Effective Date pursuant to
Section 2.01(a)(ii).

                  "Term Loan A2 Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan A2 to the A Borrowers in the amount set forth on Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

                  "Term Loan A3" means, collectively, the loans made by the Lenders to the A Borrowers pursuant to Section 2.01(a)(iii).

                  "Term Loan A3 Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan A3 to the A Borrowers in the amount set forth o Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

                  "Term Loan B " means, collectively, the Term Loan B1 and the Term Loan B2.

                  "Term Loan B Commitment" means, with respect to each Lender, the sum of such Lender's Term Loan B1 Commitment and Term Loan B2 Commitment.

                  "Term Loan B Maintenance Fee" has the meaning specified therefor in Section 2.06(c).

                  "Term Loan B1" means, collectively, the loans made by the Lenders to the B Borrower on the Effective Date pursuant to Section 2.01(a)(iv).

                  "Term Loan B1 Closing Fee" has the meaning specified therefor in Section 2.06(b).

                  "Term Loan B1 Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan B1 to the B Borrower in the amount set forth on Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

                  "Term Loan B2" means, collectively, the loans made by the Lenders to the B Borrower pursuant to Section 2.01(a)(v).

                  "Term Loan B2 Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan B2 to the B Borrower in the amount set forth on Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

                  "Term Loan B2 Funding Fee" has the meaning specified therefor in Section 2.06(b).

                  "Term Loans" means, collectively, the Term Loan A and the Term Loan B.

                  "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Domestic Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975
of the Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

                  "Title Insurance Policy" means a mortgagee's loan policy, in form and substance satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms satisfactory to the Collateral Agent, delivered to the Collateral Agent pursuant to Section 7.01(o).

                  "Total Term Loan A Commitment" means the sum of the amounts of the Lenders' Term Loan A1 Commitment, Term Loan A2 Commitment and Term Loan A3 Commitment.

                  "Total Term Loan B Commitment" means the sum of the amounts of the Lenders' Term Loan B1 Commitment and Term Loan B2 Commitment.

                  "Total Term Loan Commitment" means the sum of the amounts of the Total Term Loan A Commitment and the Total Term Loan B Commitment.

                  "Transferee" has the meaning specified therefor in Section
2.08.

                  "TRC" means the TRC Companies, Inc., a Delaware corporation.

                  "TRC Transaction" means the assignment by the A Borrowers to TRC (or an alternate indemnifier acceptable to the Lenders) of certain of the A Borrowers' environmental remediation liabilities (contingent or otherwise) with respect to the Facility located in Newfield, New Jersey, which transaction is approved by the Required Lenders in their sole discretion and is effected pursuant to documentation that is in form and substance satisfactory to the Lenders.

                  "TRC Transaction Effective Date" means the date the TRC Transaction is consummated.

                  "UK Authorized Transaction" shall mean the Disposition, termination or dissolution of the business, operations and/or assets of LSM located in Norway.

                  "UK Collateral" means the Collateral pledged by MEL, LSM and ALPOCO in favor of the Collateral Agent pursuant to the UK Collateral Documents.

                  "UK Collateral Documents" means each of the documents, instruments and agreements listed on Part B of Schedule 1.01(B) attached hereto.

                  "UK Guarantees" means, collectively, the Guarantee executed by MEL, the Guarantee executed by LSM, and the Guarantee executed by ALPOCO, each dated the date hereof and each in favor of the Collateral Agent.

                  "UK Intercreditor Agreement" means that certain Deed of Subordination, dated on or about the date hereof, among Barclays Bank Plc, HSBC Bank Plc, the Collateral Agent, LSM and ALPOCO.

                  "Uniform Commercial Code" has the meaning specified therefor in Section 1.03.

                  "WARN" has the meaning specified therefor in Section 6.01(2).

                  "Working Investment" means, at any date of determination thereof, (i) the sum, for any Person and its Consolidated Subsidiaries (other than Excluded Persons), of (A) the unpaid face amount of all Accounts Receivable of such Person and its Consolidated Subsidiaries (other than Excluded Persons) as at such date of determination, plus (B) the aggregate amount of prepaid expenses and other current assets of such Person and its Consolidated Subsidiaries (other than Excluded Persons) as at such date of determination, minus (ii) the sum, for such Person and its Consolidated Subsidiaries (other than Excluded Persons), of (A) the unpaid amount of all accounts payable of such Person and its Consolidated Subsidiaries (other than Excluded Persons) as at such date of determination, plus (B) the aggregate amount of all accrued expenses of such Person and its Consolidated Subsidiaries (other than Excluded Persons) as at such date of determination (but, excluding from accounts payable and accrued expenses, the current portion of long-term debt and all accrued interest and taxes).

                  Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations).

     Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in
Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

     Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Agent, any Lender or the L/C Issuer, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

     Section 2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

               (i) each Lender severally agrees to make the Term Loan A1 to the A Borrowers on the Effective Date in an aggregate principal amount not to exceed the amount of such Lender's Term Loan A1 Commitment;

               (ii) each Lender severally agrees that, prior to the TRC Transaction Effective Date, if the Administrative Agent makes any payment in respect of the Letter of Credit Guaranty issued on the Effective Date as credit support for the NJDEP L/C, such Lender will reimburse the Administrative Agent in accordance with Section 3.02(a) and fund its Pro Rata Share of each such payment under the Letter of Credit Guaranty, provided that the maximum aggregate amount so funded by such Lender shall not exceed such Lender's Term Loan A2 Commitment. All amounts funded by each Lender in accordance with the immediately preceding sentence shall constitute a part of the Term Loan A2 for all purposes of this Agreement and the other Loan Documents as of the date of funding thereof. On the TRC Transaction Effective Date, each Lender severally agrees that, so long as the NJDEP L/C has been cancelled and the Letter of Credit Guaranty issued as credit support therefor has been terminated, it shall make the Term Loan A2 to the A Borrowers in an amount equal to such Lender's Term Loan A2 Commitment minus the aggregate principal amount of the Term Loan A2 funded in accordance with the preceding sentence then outstanding, if any, made by such Lender prior to the TRC Transaction Effective Date (or such lesser amount as shall be required to consummate the TRC Transaction).

               (iii) each Lender severally agrees that, if the Administrative Agent makes any payment in respect of any Letter of Credit Guaranty issued on the Effective Date as credit support for each of the Existing L/Cs or issued after the Effective Date as credit support for any New L/C, such Lender will reimburse the Administrative Agent in accordance with Section 3.02(a) and fund its Pro Rata Share of each such payment under the Letter of Credit Guaranty, provided that the maximum aggregate amount so funded by such Lender shall not exceed such Lender's Term Loan A3 Commitment. All amounts funded by each Lender in accordance with the immediately preceding sentence shall constitute a part of the Term Loan A3 for all purposes of this Agreement and the other Loan Documents as of the date of funding thereof.

               (iv) each Lender severally agrees to make the Term Loan B1 to the B Borrower on the Effective Date, in an amount equal to the amount of such Lender's Term Loan B1 Commitment.

               (v) each Lender severally agrees to make the Term Loan B2 to the B Borrower on or before January 15, 2005 (or, at the B Borrower's election, on or before February 15, 2005) by 11:00 a.m. (New York time) on the applicable funding date, in an aggregate principal amount equal to the lesser of (A) $787,500 and (B) the difference between (x) $1,600,000 and (y) the aggregate amount of dividends paid by MI to MHI after the Effective Date, provided that such Lender's Pro Rata Share of the Term Loan B2 shall not exceed its Term Loan B2 Commitment.

          (b) Notwithstanding the foregoing:

               (i) The aggregate principal amount of the Term Loan A shall not exceed at any time the Total Term Loan A Commitment and (B) the aggregate principal amount of the Term Loan B shall not exceed at any time the Total Term Loan B Commitment. Any principal amount of the Term Loans which is repaid or prepaid may not be reborrowed.

               (ii) The Lenders shall not be obligated to make the Term Loan B2 to the B Borrower unless and until MI shall be prohibited under the MI Indenture from making dividend payments to MHI at the time of requested borrowing date for the Term Loan B2.

     Section 2.02 Making the Loans. Other than Loans to be made on the Effective Date, the Administrative Borrower shall give the Administrative Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit D hereto (a "Notice of Borrowing")), not later than 12:00 noon (New York City time) on the date which is six (6) Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) the use of proceeds of such proposed Loan, and (iii) the proposed borrowing date, which must be a Business Day. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Administrative Agent). Each Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

          (b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith.

          (c) Except as otherwise provided in this subsection 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Term Loan A Commitment and Total Term Loan B Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

     Section 2.03 Repayment of Loans; Evidence of Debt.

          (a) The outstanding principal of (i) the Term Loan A shall be payable by the A Borrowers in consecutive quarterly installments on the first day of each fiscal quarter, commencing on October 1, 2005 and ending on the Final Maturity Date, in the amount of $1,000,000; provided, however, that (A) the Administrative Agent may, at least three (3) Business Days prior to any installment payment date, notify the Administrative Borrower that the Required Lenders have elected to waive the payment of such installment otherwise due on the forthcoming payment date, in which case such installment shall not be made and (B) the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan A and (ii) the Term Loan B shall be repaid in full by the B Borrower on the Final Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Agents and the Lenders and each Agent's and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the relevant Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Administrative Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     Section 2.04 Interest. Term Loan A. Subject to the terms of this Agreement, each Term Loan A shall bear interest on the principal amount thereof from time to time outstanding from the date of such Loan until such principal amount becomes due, at a rate per annum equal to 20%, provided that the portion of such interest equal to 10% per annum shall be paid-in-kind by being added to the outstanding principal amount of the Term Loan A. Any interest to be capitalized shall be capitalized on the date such interest is to be paid pursuant to Section 2.04(d) and added to the then outstanding principal amount of the Term Loan A and thereafter shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Term Loan A.

          (b) Term Loan B. Subject to the terms of this Agreement, the Term
Loan B shall bear interest on the principal amount thereof from time to time outstanding from the date of such Loan until such principal amount becomes due, at a rate per annum equal to 20%, provided that all of such interest shall be paid-in-kind by being added to the outstanding principal amount of the Term Loan
B. Any interest to be capitalized shall be capitalized on the date such interest is to be paid pursuant to Section 2.04(d) and added to the then outstanding principal amount of the Term Loan B and thereafter shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Term Loan B.

          (c) Post-Default Rate. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, (i) the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities, outstanding Reimbursement Obligations or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate and (ii) the Letter of Credit Fee provided for in Section 3.03(b) shall be increased to a rate per annum equal at all times to the Post-Default Rate.

          (d) Interest Payment. Interest on each Loan (other than capitalized interest) shall be payable monthly, in arrears, on the last day of each month, commencing on the last day of the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand, provided that any interest at the Post-Default Rate in respect of the Term Loan B shall be paid-in-kind by being added to the outstanding principal amount of the Term Loan B. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account A or Loan Account B, as applicable, pursuant to Section 4.02 with the amount of any interest payment due hereunder.

          (e) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

     Section 2.05 Reduction of Commitment; Prepayment of Loans.

          (a) Reduction of Commitments.

               (i) Term Loans. The Term Loan A1 Commitment and the Term Loan B1 Commitment, shall each terminate at 5:00 p.m. (New York City time) on the Effective Date.

               (ii) The Term Loan A2 Commitment shall terminate on the earlier of (A) the TRC Transaction Effective Date and (B) the Final Maturity Date.

               (iii) The Term Loan A3 Commitment shall terminate on the Final Maturity Date.

               (iv) The Term Loan B2 Commitment shall terminate on the earlier of (A) the borrowing date of the Term Loan B2 and (B) February 15, 2005.

          (b) Optional Prepayment.

               (i) The A Borrowers may, at any time after July 31, 2005 and from time to time thereafter, upon at least two (2) Business Days' prior written notice to the Agents, prepay the principal of the Term Loan A, in whole or in part, subject to the payment of a prepayment penalty on the date of such prepayment as follows:

     ------------------------------------------------------------------------------
                Prepayment Date                          Penalty Amount
     ------------------------------------------------------------------------------
     After July 31, 2005 but on or prior to      12% of the principal amount of
     July 31, 2006                               the Loans so prepaid
     ------------------------------------------------------------------------------
     After July 31, 2006 but prior to            10% of the principal amount of
     July 31, 2007                               the Loans so prepaid
     ------------------------------------------------------------------------------

Each prepayment made pursuant to this clause (b)(i) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each prepayment of the Term Loan A pursuant to this Section 2.05(b)(i) shall be applied against the remaining installments of principal due on the Term Loan A in the inverse order of maturity.

               (ii) The B Borrower may, upon at least two (2) Business Days' prior written notice to the Agents, prepay without penalty or premium the principal of the Term Loan B, in whole or in part.

          (c) Mandatory Prepayment.

               (i) Within ten (10) days of delivery to the Agents and the Lenders of audited annual financial statements pursuant to Section 7.01(a)(ii), commencing with the delivery to the Agents and the Lenders of the financial statements for the Fiscal Year ended December 31, 2004, or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(ii), ten
(10) days after the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(ii), the A Borrowers shall prepay the outstanding principal amount of the Term Loan A in an amount equal to 50% of the Excess Cash Flow for such Fiscal Year. Any payments required to be made under this paragraph (c)(i) shall be applied as set forth in Section 2.05(d).

               (ii) Immediately upon any Disposition by any Loan Party or its Subsidiaries (other than Excluded Persons) pursuant to Section 7.02(c)(ii)(B) or
(C) or Section 7.02(c)(iv), the A Borrowers shall prepay the outstanding principal amount of the Term Loan A in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Term Loan A) shall exceed for all such Dispositions since the Effective Date $500,000, provided that, in the case of the Disposition permitted under Section 7.02(c)(iv), $1,250,000 of the Net Cash Proceeds from such Disposition received by SMC shall not be required to be so prepaid to the extent
(A) such proceeds are applied to purchase other assets used in SMC's business if SMC delivers a certificate to the Administrative Agent within 30 days of such event stating that such proceeds shall be applied to purchase other assets to be used in SMC's business within a period specified in such certificate not to exceed 180 days after the receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended) and (B) such proceeds are deposited in a deposit account subject to a Control Agreement but shall be disbursed to SMC from time to time upon presentation to the Administrative Agent of a purchase order, invoice or similar document evidencing the purchase of such assets. If all or any portion of such proceeds not so applied to the prepayment of the Term Loan A are not so used within the period specified in the relevant certificate furnished pursuant hereto (not to exceed 180 days), such remaining portion shall be applied to prepay the outstanding principal of the Term Loan A on the last day of such specified period. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may apply such proceeds to the prepayment of the Term Loan
A. Nothing contained in this subsection (ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c). Any payments required to be made under this paragraph (c)(ii) shall be applied as set forth in Section 2.05(d).

               (iii) Upon the issuance or incurrence by any Loan Party (other than MHI) or any of its Subsidiaries (other than Excluded Persons) of any Subordinated Indebtedness, or the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Capital Stock (other than shares issued by MHI pursuant to Section 7.02(h)), the A Borrowers shall prepay the outstanding amount of the Term Loan A in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this subsection (iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement. Any payments required to be made under this paragraph (c)(iii) shall be applied as set forth in Section 2.05(d).

               (iv) Upon the receipt by any Loan Party or any of its Subsidiaries (other than Excluded Persons) of any Extraordinary Receipts, the A Borrowers shall prepay the outstanding principal of the Term Loan A in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts and, in the case of any Extraordinary Receipts comprising insurance proceeds, net of the amount of such proceeds required to be paid to a Person holding a first priority, Permitted Lien on the assets to which such proceeds relate, provided that, except during the continuance of an Event of Default, up to $500,000 of Extraordinary Receipts comprising insurance proceeds received by such Persons during any Fiscal Year shall not be required to be so prepaid on the date such proceeds are received by such Loan Party to the extent (A) such proceeds are used to replace or restore the properties or assets used in such Person's business in respect of which such proceeds were paid if the Administrative Borrower delivers a certificate to the Administrative Agent within 30 days of such event stating that such proceeds shall be used to replace or restore any such properties or assets to be used in such Person's business within a period specified in such certificate not to exceed 180 days after the receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended) and (B) such proceeds are deposited in a deposit account subject to a Control Agreement but shall be disbursed to the applicable Loan Party from time to time upon presentation of a purchase order, invoice or similar document evidencing the purchase of such replacement assets. If all or any portion of such proceeds not so applied to the prepayment of the Term Loan A are not so used within the period specified in the relevant certificate furnished pursuant hereto (not to exceed 180 days), such remaining portion shall be applied to prepay the outstanding principal of the Term Loan A on the last day of such specified period. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may apply such proceeds to the prepayment of the Term Loan A. Any payments required to be made under this paragraph (c)(iv) shall be applied as set forth in Section 2.05(d).

          (d) Application of Payments. Each prepayment of the Term Loan A pursuant to Section 2.05(c) shall be applied against the remaining installments of principal due on the Term Loan A in the inverse order of maturity.

          (e) Interest and Fees. Any prepayment made pursuant to this
Section 2.05 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Term Loan A to zero, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

          (f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

     Section 2.06 Fees.

          (a) Term Loan A Closing Fee. On or prior to the Effective Date, the A Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable closing fee (the "Term Loan A Closing Fee") equal to $650,000, which shall be deemed fully earned when paid.

          (b) Term Loan B1 Closing Fee; Term Loan B2 Funding Fee. On or prior to the Effective Date, the B Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable closing fee (the "Term Loan B1 Closing Fee") equal to $75,000, which shall be deemed fully earned when paid. On the funding date of the Term Loan B2, the B Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable funding fee (the "Term Loan B2 Funding Fee") equal to $37,500, which shall be deemed fully earned when paid.

          (c) Term Loan A Maintenance Fee. From and after the Effective Date and until the later of (i) the Final Maturity Date and (ii) the date on which all A Obligations are paid in full, the A Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable maintenance fee (the "Term Loan A Maintenance Fee") equal to
(i) $620,000, which shall be deemed fully earned when paid and which shall be payable on December 31, 2004, and (ii) $310,000, which shall be deemed fully earned when paid and which shall be payable semi-annually on the last calendar day of each June and December thereafter.

          (d) Term Loan B Maintenance Fee. From and after the Effective Date and until the later of (i) the Final Maturity Date and (ii) the date on which all B Obligations are paid in full, the B Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable maintenance fee (the "Term Loan B Maintenance Fee") equal to
(i) $49,250, which shall be deemed fully earned when paid and which shall be payable on December 31, 2004 and (ii) $24,625, which shall be (A) deemed fully earned when paid, (B) payable semi-annually on the last calendar day of each June and December thereafter and (C) paid-in-kind on the applicable due date therefor by adding such fee to the outstanding principal amount of the Term Loan B.

          (e) Term Loan A Monitoring Fee. From and after the Effective Date and until the later of (i) the Final Maturity Date and (ii) the date on which all A Obligations are paid in full, the A Borrowers shall pay to the Administrative Agent for the account of the Agents, a non-refundable loan monitoring fee (the "Term Loan A Monitoring Fee"), which fee shall be deemed fully earned when paid and which shall be payable on the Effective Date and monthly in advance thereafter on first day of each month commencing on September 1, 2004, in the following amount:

             ------------------------------------------------------
             Prior to December 31, 2004:                 $40,000
             ------------------------------------------------------
             After December 31, 2004 but prior to        $30,000
             December 31, 2005:
             ------------------------------------------------------
             After December 31, 2005 but prior to        $20,000
             August 31, 2007:
             ------------------------------------------------------

          (f) TRC Commitment Fee. On or prior to the Effective Date, the A Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable commitment fee with respect to the TRC Transaction (the "TRC Commitment Fee") equal to $1,000,000, which shall be deemed fully earned when paid.

          (g) Method of Fee Payment. In lieu of paying any of the foregoing fees in cash (including the fees described in Section 3.03(b)), the Borrowers may, upon request and with the prior written consent of the Lenders, pay any such fee in-kind by adding such fee to the outstanding principal amount of the applicable Term Loan. Any fee to be capitalized shall be capitalized on the date such fee is to be paid pursuant to this Section 2.06 and added to the then outstanding principal amount of the applicable Term Loan and thereafter shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of such Term Loan.

     Section 2.07 [Intentionally Omitted]

     Section 2.08 Taxes. (a) Any and all payments by any Loan Party under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Agent, any Lender or the L/C Issuer (or any transferee or assignee thereof, including a participation holder (any such entity, a "Transferee")) by the jurisdiction in which such Person is organized or has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, "Taxes"). If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable under any Loan document to any Agent, any Lender or the L/C Issuer (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Agent, such Lender or the L/C Issuer (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes"). Each Loan Party shall deliver to each Agent, each Lender and the L/C Issuer official receipts in respect of any Taxes or Other Taxes payable under any Loan Document promptly after payment of such Taxes or Other Taxes.

          (c) The Domestic Loan Parties hereby jointly and severally indemnify and agree to hold each Agent, each Lender and the L/C Issuer harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.08) paid by such Person on account of Obligations payable by it, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefor specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

          (d) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Agents and the Administrative Borrower two properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of MHI and is not a controlled foreign corporation related to MHI (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), in each case claiming complete exemption from U.S. Federal withholding tax on payments by the Loan Parties under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from the Administrative Borrower or any Agent. Notwithstanding any other provision of this Section 2.08, a Non-U.S. Lender shall not be required to deliver after the date hereof any form pursuant to this
Section 2.08 that such Non-U.S. Lender is not legally able to deliver.

          (e) The Domestic Loan Parties shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Agreement to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of clause (d) above.

          (f) Any Lender (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.08 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue, would not require such Lender (or Transferee) to disclose any information such Lender (or Transferee) deems confidential and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

          (g) The obligations of the Loan Parties under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                                  ARTICLE III

                                LETTERS OF CREDIT

     Section 3.01 Letter of Credit Guaranty. In order to assist the Borrowers in
(i) maintaining the Existing L/Cs and NJDEP L/C and (ii) establishing or opening New L/Cs, which shall not have expiration dates that exceed 365 days (or such shorter date required by Section 3.01(b)(i)) from the date of issuance (each a "Letter of Credit"), with the L/C Issuer, the A Borrowers have requested the Administrative Agent and the Lenders (the "L/C Guarantors") to guarantee payment or performance of such Letters of Credit and any drafts thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the Administrative Agent's and the Lenders' credit to that of the A Borrowers, and the Administrative Agent and the Lenders have agreed to do so. These arrangements shall be coordinated by the Administrative Agent, subject to the terms and conditions set forth below. The Administrative Agent shall not be required to be the issuer of any Letter of Credit. The A Borrowers will be the account parties for the application for each Letter of Credit, which shall be substantially in the form of Exhibit E hereto or on a computer transmission system approved by the Administrative Agent and the L/C Issuer, or such other written form or computer transmission system as may from time to time be approved by the Administrative Agent and the L/C Issuer, and shall be duly completed in a manner and at a time reasonably acceptable to the Administrative Agent, together with such other certificates, agreements, documents and other papers and information as the Administrative Agent and the L/C Issuer may reasonably request (the "Letter of Credit Application"). In the event of any conflict between the terms of any Letter of Credit Application and this Agreement, for purposes of this Agreement, the terms of this Agreement shall control.

          (b) The aggregate Letter of Credit Obligations shall not exceed the L/C Subfacility. In addition, the terms and conditions of all Letters of Credit and all changes or modifications thereof by the A Borrowers and/or the L/C Issuer shall in all respects be subject to the prior approval of the Administrative Agent in the reasonable exercise of its sole and absolute discretion; provided, however, that (i) the expiry date of all Letters of Credit shall be no later than five days prior to the Final Maturity Date (without giving effect to any evergreen provision) unless, on or prior to five days prior to the Final Maturity Date either (A) such Letters of Credit shall be cash collateralized in an amount equal to 105% of the face amount of such Letters of Credit by deposit of cash in such amount in an account under the sole and exclusive control of the Administrative Agent or, at its option, the L/C Issuer, for the benefit of the Administrative Agent and/or the L/C Issuer, as applicable (the "Letter of Credit Collateral Account") or (B) the A Borrowers shall provide the Administrative Agent and the Lenders with an indemnification, in form and substance reasonably satisfactory to the Administrative Agent, from a commercial bank or other financial institution acceptable to the Agents for any Letter of Credit Obligations with respect to such Letters of Credit and (ii) the Letters of Credit and all documentation in connection therewith shall be in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer.

          (c) If the Administrative Agent or any L/C Guarantor is obligated to advance funds under a Letter of Credit, the Administrative Agent may immediately reimburse such disbursement by charging the Loan Account A as set forth below unless such advanced funds are reimbursed with the proceeds of the Term Loans in accordance with Section 2.01(a)(ii) and (iii) (or from cash collateral). In the event that the Administrative Agent does not charge the Loan Account A or such advanced funds are not reimbursed with the proceeds of Term Loans described in
Section 2.01(a)(ii) and (iii), the A Borrowers shall, upon demand by the Administrative Agent, immediately reimburse such disbursement to the Administrative Agent by paying to it an amount equal to such disbursement not later than 2:00 p.m.(New York City time) on the date that such disbursement is made, if the Administrative Borrower shall have received written or telephonic notice of such disbursement prior to 12:00 noon (New York City time) on such date, or, if such notice has not been received by the Administrative Borrower prior to such time on such date, then no later than 2:00 p.m. (New York City time) on the Business Day that the Administrative Borrower receives such notice, if such notice is received prior to 12:00 noon (New York City time) on the date of receipt. In the absence of such reimbursement, the Administrative Agent shall have the right, without notice to the Borrowers, to charge the Loan Account A with the amount of such disbursement and the Administrative Agent shall have the right, without notice to the Borrowers, to charge the Loan Account A with the amount of any and all other Indebtedness, liabilities and obligations of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agents or the Lenders under the Letter of Credit Guaranty (other than as a result of such Agent or Lenders breach thereunder) or incurred by the L/C Issuer with respect to a Letter of Credit at the earlier of (i) payment by the Administrative Agent or the Lenders under the Letter of Credit Guaranty or (ii) the occurrence of any Event of Default. Any amount charged to the Loan Account A shall be deemed an Term Loan A2 or an Term Loan A3, as the case may be, hereunder made by the Lenders to the A Borrowers, funded by the Administrative Agent on behalf of the Lenders and subject to
Section 2.02 of this Agreement. Any charges, fees, commissions, costs and expenses charged to the Administrative Agent for the A Borrowers' account by the L/C Issuer in connection with or arising out of Letters of Credit or transactions relating thereto will be charged to the Loan Account A in full when charged to or paid by the Administrative Agent and, when charged, shall be conclusive on the A Borrowers absent manifest error. Each of the Lenders and the A Borrowers agrees that the Administrative Agent shall have the right to make such charges regardless of whether any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section
5.02 have been satisfied. If any such
reimbursement of disbursements made by the Administrative Agent is not made by the Administrative Agent by charging the Loan Account A and the A Borrowers request and are entitled to obtain an Term Loan A to reimburse such disbursements on the date such reimbursement is due, such reimbursement shall be made no later than the time that the Administrative Agent makes the proceeds of such Term Loan A available to the Borrowers.

          (d) The A Borrowers understand that the Letter of Credit Guaranties may require the Agents and the Lenders to indemnify the L/C Issuer for certain costs or liabilities arising out of claims by the A Borrowers against the L/C Issuer. The A Borrowers agree to jointly and severally unconditionally indemnify each Agent and each Lender and hold each Agent and each Lender harmless from any and all loss, claim or liability incurred by any Agent or any Lender arising from any transactions or occurrences relating to Letters of Credit, any drafts or acceptances thereunder, the Collateral relating thereto, and all Obligations in respect thereof, including any such loss or claim due to any action taken by the L/C Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct or breach of the L/C Issuer, any Agent or any Lender as determined by a final judgment of a court of competent jurisdiction. The A Borrowers further agree to jointly and severally hold each Agent and each Lender harmless from any errors or omission, negligence or misconduct by the L/C Issuer. The A Borrowers agree to be bound by the L/C Issuer's regulations and interpretations of any Letter of Credit that is the subject of a Letter of Credit Guaranty and opened to or for any A Borrower's account or by the Administrative Agent's interpretations of any Letter of Credit issued for any A Borrower's account, even though such interpretation may be different from such A Borrower's own, and the A Borrowers understand and agree that the Agents, the Lenders, and the L/C Issuer shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following any A Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. The A Borrowers' unconditional obligations to each Agent, each Lender and the L/C Issuer with respect to Letters of Credit hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of such Agent's, such Lender's or the L/C Issuer's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The A Borrowers agree that any charges incurred by the Administrative Agent or the L/C Issuer for the A Borrowers' account hereunder may be charged to the Loan Account.

          (e) Upon any payments made to the L/C Issuer under the Letter of Credit Guaranty, the Agents or the Lenders, as the case may be, shall, without prejudice to their rights under this Agreement (including that such unreimbursed amounts shall constitute Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the A Borrowers in favor of the L/C Issuer in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agents and the Lenders and apply in all respects to the Agents and the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

     Section 3.02 Participations.

          (a) Purchase of Participations. Immediately upon issuance by the L/C Issuer of any Letter of Credit pursuant to this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in all obligations of the Administrative Agent in such Letter of Credit (including, without limitation, all Reimbursement Obligations of the A Borrowers with respect thereto pursuant to the Letter of Credit Guaranty or otherwise).

          (b) Charging of Payments. In the event that the Administrative Agent or any Lender makes any payment in respect of the Letter of Credit Guaranty and the A Borrowers shall not have repaid such amount to the Administrative Agent (such repayment to be effected, at the A Borrowers' option, with either cash on hand or the proceeds of the Term Loan A funded in accordance with Section 2.01(a)(ii) and (iii)), the Administrative Agent shall charge the Loan Account A in the amount of the Reimbursement Obligation so paid, in accordance with
Section 3.01(c) and Section 4.02 of this Agreement.

          (c) Obligations Irrevocable. The obligations of a Lender to make payments to the Administrative Agent for the account of the Agents, the Lenders or the L/C Issuer with respect to a Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (ii) the existence of any claim, setoff, defense or other right which the A Borrowers may have at any time against a beneficiary named in such Letter of Credit or any transferee of such Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Lender, or any other Person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the A Borrowers or any other party and the beneficiary named in such Letter of Credit);

               (iii) any draft, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

               (v) any failure by any Agent to provide any notices required pursuant to this Agreement relating to such Letter of Credit;

               (vi) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

               (vii) the occurrence of any Default or Event of Default.

     Section 3.03 Letters of Credit.

          (a) Request for Issuance. The Administrative Borrower may, upon notice in advance of such issuance but, in any event, not later than 12:00 p.m. New York City time, at least two (2) Business Days in advance of the issuance thereof, request the Administrative Agent to assist the A Borrowers in establishing or opening a Letter of Credit by delivering to the Administrative Agent, with a copy to the L/C Issuer, a Letter of Credit Application, together with any necessary related documents. The Administrative Agent shall not provide support, pursuant to the Letter of Credit Guaranty, if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day immediately preceding the proposed issuance date for such Letter of Credit that one or more of the conditions precedent in Section
5.02 will not have been satisfied on such date, and the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 have been satisfied.

          (b) Letter of Credit Commitment Fee.

               (i) The A Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with the Lenders' Pro Rata Shares, a non-refundable commitment fee equal to 4% per annum of the aggregate amount of Letter of Credit Obligations outstanding on the last day of each month (the "Letter of Credit Fee"), which shall be deemed fully earned when paid and shall be payable on the first day of the immediately succeeding month, subject to
Section 2.06(g).

               (ii) L/C Issuer Charges. The A Borrowers shall pay to the Administrative Agent the standard charges assessed by the L/C Issuer in connection with the issuance, administration, amendment, payment or cancellation of Letters of Credit.

               (iii) Charges to the Loan Account. The A Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account A pursuant to Section 3.01(c) and Section
4.02 of this Agreement with the amount of any Letter of Credit Fees or charges due under this Section 3.03.

                                   ARTICLE IV

                      FEES, PAYMENTS AND OTHER COMPENSATION

     Section 4.01 Audit and Collateral Monitoring Fees. The A Borrowers acknowledge that pursuant to Section 7.01(f), representatives of the Agents may visit any or all of the Loan Parties and/or conduct audits, inspections, appraisals, valuations and/or field examinations of any or all of the Loan Parties or the Collateral at any time and from time to time in a manner so as to not unduly disrupt the business of the Loan Parties. The A Borrowers agree to pay (i) the per diem costs of such examiners plus such examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, valuations and field examinations and (ii) the cost of all visits, audits, inspections, appraisals, valuations and field examinations conducted by a third party on behalf of the Agents; provided that, so long as no Event of Default has occurred and is continuing, the A Borrowers shall only be required to pay any amounts pursuant to clauses (i) and (ii) above for no more than four (4) such audits, inspections, and field examinations and no more than two (2) such appraisals or valuations, in each case conducted in any 12-month period.

     Section 4.02 Payments; Computations and Statements. (a) The Borrowers will make each payment under this Agreement not later than 12:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent's Account. All payments received by the Administrative Agent after 12:00 p.m. (New York City time) on any Business Day will be credited to the Loan Account A or Loan Account B, as applicable, on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02 and Section 4.04, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Agent or Lender to such Agent or such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrowers not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the applicable Loan Account of the relevant Borrowers with any amount due and payable by the Loan Parties under any Loan Document. Each of the Lenders and the Borrowers agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the A Borrowers shall be deemed an Term Loan A hereunder made by the Lenders to the A Borrowers, funded by the Administrative Agent on behalf of the Lenders. Any amount charged to the Loan Account B of the B Borrower shall be deemed a Term Loan B hereunder made by the Lenders to the B Borrower, funded by the Administrative Agent on behalf of the Lenders. The Lenders and the Borrowers confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrowers as herein provided will be made as an accommodation to the Borrowers and solely at the Administrative Agent's discretion, provided that the Administrative Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrowers with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

          (b) The Administrative Agent shall provide the Administrative Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account A of the A Borrowers during such month, the amounts and dates of all Loans made to the A Borrowers during such month, the amounts and dates of all payments on account of the A Loans to the A Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, any Letters of Credit issued by the L/C Issuer for the account of the A Borrowers during such month, specifying the face amount thereof, the amount of charges to the Loan Account A and/or Loans made to the A Borrowers during such month to reimburse the Lenders for drawings made under Letters of Credit, and the amount and nature of any charges to the Loan Account A made during such month on account of fees, commissions, expenses and other A Obligations. The Administrative Agent shall provide the B Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account B of the B Borrower during such month, the amounts and dates of all Loans made to the B Borrower during such month, the amounts and dates of all payments on account of the Term Loan B to the B Borrower during such month and the Term Loan B to which such payments were applied, the amount of interest accrued on the Term Loan B to the B Borrower during such month and the amount and nature of any charges to the Loan Account B made during such month on account of fees, commissions, expenses and other B Obligations. All entries on any such statement shall be presumed to be correct and, forty-five
(45) days after the same is sent, shall be final and conclusive absent manifest error.

     Section 4.03 Sharing of Payments, Etc. Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

     Section 4.04 Apportionment of Payments. Subject to Section 2.02 hereof and to any written agreements among the Agents and/or the Lenders and, with respect to Section 4.04(b)(i), the L/C Issuer:

          (a) all payments of principal and interest in respect of outstanding Loans, all payments in respect of the Reimbursement Obligations, all payments of fees (other than the fees set forth in Section 2.06 hereof, fees with respect to Letters of Credit provided for in Section 3.03(b) and the audit and collateral monitoring fees provided for in Section 4.01), and all other payments in respect of any other Obligations, shall be allocated by the Administrative

Agent among such of the Agents and the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares (in the case of the Lenders) or otherwise as provided herein or, in respect of payments not made on account of Loans or Letter of Credit Obligations, as designated by the Person making payment when the payment is made.

          (b) (i) After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall apply all payments in respect of any A Obligations and all proceeds of the Collateral securing the A Obligations, subject to the provisions of this Agreement, (i) first, ratably to pay the A Obligations in respect of any fees (exclusive of fees payable under Section 2.05(b)), expense reimbursements or indemnities then due and payable to the Agents or the L/C Issuer until paid in full; (ii) second, ratably to pay interest then due and payable in respect of the Collateral Agent Advances until paid in full; (iii) third, ratably to pay principal of the Collateral Agent Advances then due and payable until paid in full; (iv) fourth, to pay interest then due and payable to the L/C Issuer in respect of its portion of the Reimbursement Obligations until paid in full; (v) fifth, to pay principal of the Letter of Credit Obligations (or, to the extent such Obligations are contingent, to provide cash collateral to the L/C Issuer in an amount up to 105% of such Obligations) then due and payable to the L/C Issuer in respect of its portion of the Letter of Credit Obligations until paid in full; (vi) sixth, ratably to pay interest then due and payable to the Agents and the Lenders in respect of the other Reimbursement Obligations until paid in full; (vii) seventh, ratably to pay principal of the Letter of Credit Obligations then due and payable to the Agents and the Lenders until paid in full; (viii) eighth, ratably to pay the A Obligations in respect of any fees and indemnities then due and payable to the Lenders until paid in full; (ix) ninth, ratably to pay interest then due and payable in respect of the Term Loan A until paid in full; (x) tenth, ratably to pay principal of the Term Loan A then due and payable until paid in full; and
(xi) eleventh, to the ratable payment of all other A Obligations then due and payable.

               (ii) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any B Obligations and all proceeds of Collateral pledged by MHI and MI to secure the B Obligations, subject to the provisions of this Agreement, (i) first, ratably to pay the B Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, ratably to pay interest then due and payable in respect of the Collateral Agent Advances until paid in full; (iii) third, ratably to pay principal of the Collateral Agent Advances then due and payable until paid in full; (iv) fourth, ratably to pay the B Obligations in respect of any fees and indemnities then due and payable to the Lenders until paid in full; (v) fifth, ratably to pay interest then due and payable in respect of the Term Loan B until paid in full; (vi) sixth, ratably to pay principal of the Term Loan B then due and payable until paid in full; and (vii) seventh, to the ratable payment of all other B Obligations then due and payable.

          (c) In each instance, so long as no Event of Default has occurred and is continuing, Section 4.04(b) shall not be deemed to apply to any payment by the Borrowers specified by the Administrative Borrower to the Administrative Agent to be for the payment of the principal of or interest on a Term Loan or other related Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of a Term Loan in accordance with the terms and conditions of Section 2.05.

          (d) For purposes of Section 4.04(b), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements.

          (e) In the event of a direct conflict between the priority provisions of this Section 4.04 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.04 shall control and govern.

     Section 4.05 Increased Costs and Reduced Return. If any Lender, any Agent or the L/C Issuer shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer (in each case, whether or not having the force of law) (each a "Change in Law"), shall (i) subject such Lender, such Agent or the L/C Issuer, or any Person controlling such Lender, such Agent or the L/C Issuer to any tax, duty or other charge with respect to this Agreement or any Loan made by such Lender or such Agent or any Letter of Credit issued by the L/C Issuer, or change the basis of taxation of payments to such Lender, such Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer of any amounts payable hereunder (except for taxes on the overall net income of such Lender, such Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, any Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, such Lender, such Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer or (iii) impose on such Lender, such Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer any other condition regarding this Agreement or any Loan or Letter of Credit, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Lender, such Agent or the L/C Issuer of making any Loan, issuing, guaranteeing or participating in any Letter of Credit, or agreeing to make any Loan or issue, guaranty or participate in any Letter of Credit, or to reduce any amount received or receivable by such Lender, such Agent or the L/C Issuer hereunder, then, upon demand by such Lender, such Agent or the L/C Issuer, the Borrowers shall pay to such Lender, such Agent or the L/C Issuer such additional amounts as will compensate such Lender, such Agent or the L/C Issuer for such increased costs or reductions in amount.

          (b) If any Lender, any Agent or the L/C Issuer shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Lender, such Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer, and such Lender, such Agent or the L/C Issuer determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letters of Credit issued or any guaranty or participation with respect thereto, such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Lender's, such Agent's or the L/C Issuer's such other controlling Person's capital to a level below that which such Lender, such Agent or the L/C Issuer or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letters of Credit issued, or any guaranty or participation with respect thereto or any agreement to make Loans, to issue Letters of Credit or such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by such Lender, such Agent or the L/C Issuer, the Borrowers shall pay to such Lender, such Agent or the L/C Issuer from time to time such additional amounts as will compensate such Lender, such Agent or the L/C Issuer for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's capital.

          (c) All amounts payable under this Section 4.05 shall bear interest from the date that is ten (10) days after the date of demand by any Lender, any Agent or the L/C Issuer until payment in full to such Lender, such Agent or the L/C Issuer at the per annum rate set forth in Section 2.04(a). A certificate of such Lender, such Agent or the L/C Issuer claiming compensation under this
Section 4.05, specifying the event herein above described and the nature of such event shall be submitted by such Lender, such Agent or the L/C Issuer to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's, such Agent's or the L/C Issuer's reasons for invoking the provisions of this Section 4.05, and shall be final and conclusive absent manifest error.

     Section 4.06 Joint and Several Liability of the A Borrowers. (a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the A Borrowers hereby accepts joint and several liability hereunder for the A Obligations and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the A Borrowers and in consideration of the undertakings of the other A Borrowers to accept joint and several liability for the A Obligations. Each of the A Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other A Borrowers, with respect to the payment and performance of all of the A Obligations (including, without limitation, any A Obligations arising under this Section 4.06), it being the intention of the parties hereto that all of the A Obligations shall be the joint and several obligations of each of the A Borrowers without preferences or distinction among them. If and to the extent that any of the A Borrowers shall fail to make any payment with respect to any of the A Obligations as and when due or to perform any of the A Obligations in accordance with the terms thereof, then in each such event, the other A Borrowers will make such payment with respect to, or perform, such A Obligation. Subject to the terms and conditions hereof, the A Obligations of each of the A Borrowers under the provisions of this Section 4.06 constitute the absolute and unconditional, full recourse A Obligations of each of the A Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

          (b) The provisions of this Section 4.06 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the A Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other A Borrowers or to exhaust any remedies available to it or them against any of the other A Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.06 shall remain in effect until all of the A Obligations shall have been paid in full or otherwise fully satisfied.

          (c) Each of the A Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other A Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the A Obligations or any Collateral, until such time as all of the A Obligations have been paid in full in cash. Any claim which any A Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the A Obligations arising hereunder or thereunder, to the prior payment in full in cash of the A Obligations.

                                   ARTICLE V

                               CONDITIONS TO LOANS

     Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

          (a) Payment of Fees, Etc. The Borrowers shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04.

          (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered to any Agent, any Lender or the L/C Issuer pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date, and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

          (c) Legality. The making of the initial Loans or the issuance of any Letters of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

          (d) Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date:

               (i) a Security Agreement, duly executed by each Domestic Loan Party;

               (ii) a Pledge Agreement, duly executed by each Domestic Loan Party, together with the original stock certificates representing all of the common stock of such Loan Party's subsidiaries and all promissory notes payable to such Loan Parties, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

               (iii) each of the Brazil Collateral Documents and the UK Collateral Documents, duly executed by the applicable Foreign Loan Parties party thereto;

               (iv) the UK Intercreditor Agreement, in form and substance satisfactory to the Agents, duly executed by Barclays Bank Plc, HSBC Bank Plc, LSM and ALPOCO, with respect to the Liens grant to the Collateral Agent on the assets of LSM and ALPOCO;

               (v) (A) the Brazil Guaranty and (B) the UK Guarantees, in each case, duly executed by the applicable Foreign Loan Parties party thereto;

               (vi) a Mortgage, duly executed by each applicable Domestic Loan Party, with respect to each Facility;

               (vii) the post-closing undertakings letter agreement, duly executed by the Administrative Agent and the Borrowers;

               (viii) financing statements on Form UCC-1 in a form ready to be filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage;

               (ix) certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor any Domestic Loan Party and which are filed in the offices referred to in paragraph
(viii) above, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent, shall not show any such Liens;

               (x) a copy of the resolutions of each Domestic Loan Party, certified as of the Effective Date by an Authorized Officer or secretary thereof, authorizing

(A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

               (xi) a certificate of an Authorized Officer or secretary of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

               (xii) a certificate of the appropriate official(s) of the jurisdiction of organization and each jurisdiction of foreign qualification of each Domestic Loan Party as set forth on Schedule 6.01(cc) hereto certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of such Loan Party in such states;

               (xiii) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Domestic Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organized number is issued in such jurisdiction;

               (xiv) a copy of the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Domestic Loan Party, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer or secretary of such Loan Party;

               (xv) an opinion of each of (A) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel to the Loan Parties, (B) DLA LLP, United Kingdom counsel to the Loan Parties, and (C) Peixoto e Cury Advogados, Brazil counsel to the Loan Parties, in each case, as to such matters as the Collateral Agent may request;

               (xvi) "fairness" opinions rendered by Novahill Partners, financial advisor to the Borrowers, addressed to the Board of Directors of MI with respect to the Term Loan A and the Board of Directors of MHI with respect to the Term Loan B;

               (xvii) a certificate of an Authorized Officer of each Domestic Loan Party, certifying as to the matters set forth in subsection (b) of this
Section 5.01;

               (xviii) a copy (A) of the Financial Statements and (B) the financial projections described in Section 6.01(g)(ii) hereof certified as of the Effective Date by an Authorized Officer of MI as complying with the representations and warranties set forth in Section 6.01(g)(ii);

               (xix) evidence of the insurance coverage required by Section 7.01 and the terms of each Security Agreement and each Mortgage and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, in each case, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

               (xx) collateral access agreements, in form and substance satisfactory to the Collateral Agent, executed by the following warehousemen:
Burnham, Ruckert, Arrow and S.H Bell;

               (xxi) copies of all Material Contracts as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Administrative Borrower, together with a certificate of an Authorized Officer of the Administrative Borrower stating that such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements, the breach or default of which could reasonably be expected to have Material Adverse Effect;

               (xxii) evidence of the payment in full of all Indebtedness under the Fleet Loan Agreement, together with a termination and release agreement with respect to the Fleet Loan Agreement and all related documents, duly executed by the Loan Parties parties thereto and the Existing Lenders, together with a satisfaction of mortgage for each mortgage filed by the Existing Lenders on any Facility and UCC-3 termination statements for all UCC-1 financing statements filed by the Existing Lenders and covering any portion of the Collateral;

               (xxiii) a satisfactory environmental assessment (the "Phase I ESA") of each domestic Facility;

               (xxiv) such depository account, blocked account, lockbox account and similar agreements and other documents, each in form and substance satisfactory to the Agents, as the Agents may request with respect to the Borrowers' cash management system;

               (xxv) a Borrowing Base Report dated the Effective Date or such earlier date accepted by the Administrative Agent; and

               (xxvi) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Collateral Agent in form and substance, as any Agent may reasonably request.

          (e) Material Adverse Effect. The Collateral Agent shall have determined, in its sole judgment, that no event or development shall have occurred since December 31, 2003, which could be expected to have a Material Adverse Effect.

          (f) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans shall have been obtained and shall be in full force and effect; and no law or regulation shall be applicable in the reasonable judgment of the Agents that restrains, prevents, or imposes materially adverse conditions upon the financing provided for under this Agreement or the transactions contemplated thereby.

          (g) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans or the issuance of the initial Letters of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

          (h) Due Diligence. The Agents shall have completed their legal due diligence with respect to each Loan Party and the results thereof shall be acceptable to each Agent, in its sole and absolute discretion.

     Section 5.02 Conditions Precedent to All Loans and Letters of Credit. The obligation of any Agent or any Lender to make any Loan or of the Administrative Agent to assist the Borrowers in establishing or opening any Letter of Credit after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:

          (a) Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to this Agreement and the other Loan Documents, including, without limitation, Section
2.06 and Section 12.04 hereof.

          (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrowers' acceptance of the proceeds of such Loan, or the submission by the Borrowers of a Letter of Credit Application with respect to a Letter of Credit, and the issuance of such Letter of Credit, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan or the date of issuance of such Letter of Credit that: (i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan or such Letter of Credit are true and correct on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case any such representation or warranty shall be true and correct on and as of such earlier date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof or at the time of issuance of such Letter of Credit, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, or the issuance of such Letter of Credit to be issued, on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

          (c) Legality. The making of such Loan or the issuance of such Letter of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

          (d) Notices. The Administrative Agent shall have received (i) a Notice of Borrowing pursuant to Section 2.02 hereof and (ii) a Letter of Credit Application pursuant to Section 3.03 hereof, if applicable.

          (e) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan or the issuance of such Letter of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agents and their counsel, and the Agents and such counsel shall have received all such agreements, instruments, approvals, opinions and other documents, and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Agents, as the Agents or such counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     Section 6.01 Representations and Warranties. Each Domestic Loan Party hereby represents and warrants to the Agents, the Lenders and the L/C Issuer as follows:

          (a) Organization, Good Standing, Etc. Each Domestic Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

          (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law, (iii) do not and will not violate, contravene or conflict with (A) the MHI Indenture, the MI Indenture or any other Material Contract or (B) any other contractual restriction binding on or otherwise affecting it or any of its properties, the violation of which could reasonably be expected to have a Material Adverse Effect (iv) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (v) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval material to the conduct of its business as presently conducted.

          (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party, other than, in the case of the Foreign Loan Parties, such authorizations, approvals, notices or filings described in this Agreement or the other Loan Documents.

          (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

          (e) Capitalization.

               (i) Schedule 6.01(e) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of each Loan Party and its Subsidiaries in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Persons have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights except as set forth on Schedule 6.01(e). All such Capital Stock is owned by the Persons indicated on such Schedule 6.01(e), free and clear of all Liens except as set forth on Schedule 6.01(e). Except as indicated on Schedule 6.01(e), there are no (x) outstanding debt or equity securities of any such Person convertible into or exchangeable for any shares of Capital Stock of such Person, (y) warrants, options or other rights for the purchase or acquisition from such Person any shares of Capital Stock of such Person, or (z) other obligations of such Person to issue, directly or indirectly, any shares of Capital Stock of such Person.

               (ii) The Inactive Subsidiaries (A) have no business operations and conduct no business and (B) own no assets except for assets with a fair market value of less than $50,000 in the aggregate for any Inactive Subsidiary or $100,000 in the aggregate for all Inactive Subsidiaries.

          (f) Litigation; Commercial Tort Claims. Except as set forth in
Schedule 6.01(f), (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or
(B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

          (g) Financial Condition.

               (i) The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of MI and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of MI and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP and since December 31, 2003, no event or development has occurred that has had or could have a Material Adverse Effect.

               (ii) MI has heretofore furnished to each Agent and each Lender and the L/C Issuer (A) projected quarterly balance sheets, income statements and statements of cash flows of MI and its Subsidiaries, for the period from January 1, 2004 through December 31, 2005 (the "Annual Plan"), and (B) projected annual balance sheets, income statements and statements of cash flows of MI and its Subsidiaries (prepared on a consolidating basis for each reporting Subsidiary and on a consolidated basis by worldwide groupings) for the Fiscal Years ending in 2005 through 2006 with accompanying schedules and commentary, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(v). Such projections, as so updated, shall be believed by MI at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by MI, and shall have been based on assumptions believed by MI to be reasonable at the time made and upon the best information then reasonably available to MI, and MI shall not be aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

          (h) Compliance with Law, Etc. No Loan Party is in violation of its organizational documents, or in material violation of any law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of the MHI Indenture, the MI Indenture or any other Material Contract, and no Event of Default has occurred and is continuing.

          (i) ERISA. Except as set forth on Schedule 6.01(i), (i) each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status,
(iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code. Except as set forth on Schedule 6.01(i), no Domestic Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Domestic Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code that has resulted or could reasonably be expected to result in a material liability under ERISA or the Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Solely as of the Effective Date, there are no pending or, to the best knowledge of any Domestic Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or (iii) any Domestic Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by
Section 4980B of the Internal Revenue Code or as set forth on Schedule 6.01(i), no Domestic Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Domestic Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

          (j) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable law to be filed by any Domestic Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Domestic Loan Party or any property of any Domestic Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

          (k) Regulations T, U and X. No Domestic Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (l) Nature of Business. No Loan Party is engaged in any business other than the mining and selling of metal ores and/or the manufacturing and selling principally of metallurgical products.

          (m) Adverse Agreements, Etc. Except as set forth on any Schedule hereto, no Loan Party is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

          (n) Permits, Etc. Except as set forth on Schedule 6.01(n), each Loan Party has, and is in compliance with, all material permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

          (o) Properties. (i) Each Loan Party has good and marketable title to, valid freehold or leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

               (ii) Schedule 6.01(o) sets forth a complete and accurate list, as of the Effective Date, of the location, by state and street address (or by land registry number), of all real property owned or leased by each Loan Party and identifies the interest (freehold or fee or leasehold) of such Loan Party therein. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 6.01(o) to which it is a party. Schedule 6.01(o) sets forth with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Other than expiration and termination in accordance with their terms, each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 6.01(o). To the best knowledge of any Loan Party, no other party to any such Lease is in default of its obligations thereunder, and no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.

          (p) Full Disclosure. Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to any Agent in connection with the negotiation of this Agreement (including the Schedules hereto) or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared. There is no contingent liability or fact that could reasonably be expected to have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

          (q) Operating Lease Obligations. On the Effective Date, none of the Loan Parties has any Operating Lease Obligations in excess of $100,000 per annum with respect to any operating lease other than the Operating Lease Obligations set forth on Schedule 6.01(q).

          (r) Environmental Matters. Except as set forth on Schedule 6.01(r) or to the extent any of the following could not reasonably be expected to have a Material Adverse

Effect, (i) the operations of each Loan Party are in compliance, in all material respects, with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or, a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest, nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest; (v) no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it,; and (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated.

          (s) Insurance. Each Loan Party keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Collateral Agent, including, without limitation, against larceny, embezzlement or other criminal misappropriation. Schedule 6.01(s) sets forth a list of all insurance maintained, as of the Effective Date, by each Loan Party, as well as a summary of the terms of each such policy.

          (t) Use of Proceeds. The proceeds of the Loans shall be used to (a) refinance existing indebtedness of the Borrowers, (b) pay fees and expenses in connection with this Agreement, (c) provide credit support for Existing L/Cs and New L/Cs, (d) provide credit support for the NJDEP L/C and funding for the TRC Transaction, (e) in the case of the Term Loan B, fund a portion of the interest payable by MHI in respect of its 12.75% Senior Discount Notes due 2008 and (f) fund working capital of the Borrowers. The Letters of Credit are and will be used for general working capital purposes.

          (u) [Intentionally Omitted]

          (v) Location of Bank Accounts. Schedule 6.01(v) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

         (w) Intellectual Property. Except as set forth on Schedule 6.01(w), each Loan Party owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits for intellectual property rights, and other intellectual property rights that are necessary for the operation of its business, to the knowledge of the applicable Loan Party without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(w) is a complete and accurate list as of the Effective Date of all (i) domestic, with respect to Domestic Loan Parties, and
(ii) foreign, with respect to Foreign Loan Parties, material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits for intellectual property rights, and other intellectual property rights of each Loan Party. To the knowledge of the applicable Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code relating to intellectual property is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect.

         (x) Material Contracts. Set forth on Schedule 6.01(x) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party showing the parties and subject matter thereof and amendments and modifications thereto. Except as set forth on Schedule 6.01(x) and other than terminations and expirations in accordance with their terms, each Material Contract set forth on Schedule 6.01(x) (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, and (ii) is not in default in any material respect due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

         (y) Holding Company and Investment Company Acts. None of the Domestic Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         (z) Employee and Labor Matters. Except as set forth on Schedule 6.01(z), solely as of the Effective Date, (A) there is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Domestic Loan Party, before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Domestic Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of any Loan Party, threatened against any Loan Party, (iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Domestic Loan Party and no union organizing activity taking place with respect to any of the employees of any such Person; (B) no Domestic Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied; (C) the hours worked and payments made to employees of any Domestic Loan Party have not been in material violation of the Fair Labor Standards Act or any other applicable legal requirements; and (D) all material payments due from any Domestic Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

         (aa) Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any material supplier thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party; and there exists no present state of facts or circumstances that could reasonably be expected to give rise to or result in any such termination, cancellation, limitation, modification or change.

         (bb) No Bankruptcy Filing. As of the date of the making of each Loan, no Loan Party is intending to commence or preparing for the commencement of either an Insolvency Proceeding or the liquidation of all or a major portion of such Loan Party's assets or property except as permitted under Section 7.02(c), and no Loan Party has any knowledge of any Person contemplating an Insolvency Proceeding against it.

         (cc) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 6.01(cc) sets forth a complete and accurate list as of the Effective Date of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number),
(iv) each place of business of each Loan Party, (v) the chief executive office of each Loan Party, (vi) the federal employer identification number of each Domestic Loan Party and (vii) each jurisdiction of foreign qualification of each Domestic Loan Party.

         (dd) Tradenames. Schedule 6.01(dd) hereto sets forth a complete and accurate list as of the Effective Date of all tradenames, business names or similar appellations used by each Domestic Loan Party or any of its divisions or other business units during the past five years.

         (ee) Locations of Collateral. There is no location at which any Domestic Loan Party has any Collateral (except for Inventory in transit) other than (i) those locations listed on Schedule 6.01(ee) and (ii) any other locations approved in writing by the Collateral Agent from time to time or in locations in the continental United States for which such Loan Party has provided notice to the Agents in accordance with Section 7.01(l) and a written subordination or waiver or collateral access agreement in accordance with
Section 7.01(m).

Schedule 6.01(ee) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Collateral of each Domestic Loan Party is stored. None of the receipts received by any Domestic Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

         (ff) Security Interests. Each Security Agreement creates in favor of the Collateral Agent, for the benefit of the Agents and the relevant Lenders and the L/C Issuer, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 5.01(d)(vii) and the recording of the Collateral Assignments for Security referred to in each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests (subject only to Permitted Liens), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law, (ii) the recording of the Collateral Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights and (iii) all other actions that may be required for Collateral located outside the United States of America or registered under foreign laws.

         (gg) Other Indebtedness. The A Obligations constitute "Permitted Debt" under Section 4.3 of the MI Indenture. The B Obligations constitute "Permitted Debt" under Section 4.3 of the MHI Indenture.

         (hh) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto (other than immaterial inaccuracies that do not affect the substance thereof).

                                  ARTICLE VII

                          COVENANTS OF THE LOAN PARTIES

         Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Domestic Loan Party will, unless the Required Lenders shall otherwise consent in writing:

                  (a) Reporting Requirements. Furnish to each Agent and each Lender and the L/C Issuer:

                           (i) as soon as available and in any event within 45
days after the end of each of the first three fiscal quarters of MI and its Consolidated Subsidiaries commencing with the first fiscal quarter of MI and its Consolidated Subsidiaries ending after the Effective Date, (A) consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and consolidated and consolidating statements of cash flows of MI and its Consolidated Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, (B) Key Statistic Reports, and (C) a copy of Form 10-Q as filed with the Securities and Exchange Commission and certified by an Authorized Officer of MI as fairly presenting, in all material respects, the financial position of MI and its Consolidated Subsidiaries as of the end of such quarter and the results of operations and cash flows of MI and its Consolidated Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of MI and its Consolidated Subsidiaries furnished to the Agents and the Lenders and the L/C Issuer, subject to the absence of footnotes and normal year-end adjustments;

                           (ii) as soon as available, and in any event within 90
days after the end of each Fiscal Year of MI and its Consolidated Subsidiaries,
(A) consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and consolidated and consolidating statements of cash flows of MI and its Consolidated Subsidiaries as at the end of such Fiscal Year, (B) Key Statistic Reports, and (C) a copy of Form 10-K as filed with the Securities and Exchange Commission, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by MI and satisfactory to the Agents (which opinion shall be without (x) any qualification or exception as to the scope of such audit, or (y) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section
7.03 and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

                           (iii) as soon as available, and in any event within
30 days after the end of each fiscal month of MI and its Consolidated Subsidiaries commencing with the first fiscal month of MI and its Consolidated Subsidiaries ending after the Effective Date, (A) internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and consolidated and consolidating statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, (B) monthly Key Statistic Reports, and (C) a monthly summary report setting forth in comparative form the summary results of operations thereof versus the projected results set forth in the projections delivered pursuant to clause (vi) of this Section 7.01(a), all in reasonable detail and certified by an Authorized Officer of MI as fairly presenting, in all material respects, the financial position of MI and its Consolidated Subsidiaries as at the end of such fiscal month and the results of operations and cash flows of MI and its Consolidated Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders and the L/C Issuer, subject to normal year-end adjustments;

                           (iv) simultaneously with the delivery of the
financial statements of MI and its Consolidated Subsidiaries required by clauses
(i), (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of MI (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of MI and its Consolidated Subsidiaries during the period covered by such financial statements with a view to determining whether MI and its Consolidated Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which MI and its Consolidated Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculation of the financial covenants specified in Section 7.03;

                           (v) (A) as soon as available and in any event not
later than December 31 of each calendar year, financial projections, supplementing and superseding the Annual Plan referred to in Section 6.01(g)(ii)(A) and (B), prepared on a quarterly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for MI and its Consolidated Subsidiaries, and prepared on an annual basis for the next immediately succeeding two Fiscal Years, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by MI to be reasonable at the time made and from the best information then available to MI and (B) as soon as available, any restatement by MI and its Consolidated Subsidiaries of any financial projections delivered under (A) of this clause (vi) prior to the next scheduled delivery of financial projections;

                           (vi) no more than three times during any Fiscal Year,
as soon as available and in any event no later than 30 days after the quarterly management meetings, a summarized analysis of key operating metrics (the "Rolling Forecast") which Rolling Forecast shall update the Annual Plan most recently delivered to the Agents;

                           (vii) promptly after submission to any Governmental
Authority, all documents and information furnished to such Governmental Authority in connection with any material investigation of any Loan Party;

                           (viii) as soon as possible, and in any event within 3
Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or such other event or development that could reasonably be expected to have a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

                           (ix) within fifteen (15) days following the end of
each calendar month, a Borrowing Base Report, together with such other supporting schedules and documentation as the Administrative Agent may reasonably request.

                           (x) (A) as soon as possible and in any event within
10 days after any Domestic Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Administrative Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within 3 days after receipt thereof by any Domestic Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Domestic Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 3 days after receipt thereof by any Domestic Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Domestic Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under
Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Domestic Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

                           (xi) promptly after the commencement thereof but in
any event not later than 3 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could have a Material Adverse Effect;

                           (xii) as soon as possible and in any event within 5
days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract, including, without limitation, the MHI Indenture and the MI Indenture;

                           (xiii) as soon as possible and in any event within 5
days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, any Loan Party;

                           (xiv) as soon as possible and in any event within 10
Business Days after preparation or delivery thereof, copies of the minutes of each meeting of MI's Board of Directors together with copies of all reports and similar summaries presented to the Board during such meeting, unless advised by counsel to MI that to do would violate any applicable privilege notwithstanding the terms of Section 12.20 hereto;

                           (xv) promptly after the sending or filing thereof,
copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness, including without limitations, the noteholders under the MHI Indenture and the MI Indenture, or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

                           (xvi) promptly upon receipt thereof, copies of all
financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

                           (xvii) promptly upon request, (A) additional working
capital data by Subsidiary and worldwide grouping, (B) the Key Products Report and (C) monthly plan information; and

                           (xviii) promptly upon request, such other information
concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

                  (b) Additional Guaranties and Collateral Security. Cause:

                           (i) each Subsidiary of any Domestic Loan Party not in
existence on the Effective Date, and each Subsidiary of any Domestic Loan Party which is a non borrowing Subsidiary on the Effective Date or upon formation or acquisition but later ceases to be a non borrowing Subsidiary (in each case other than an Inactive Subsidiary), to execute and deliver to the Collateral Agent promptly following its request (A) a Guaranty guaranteeing the A Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge

Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) one or more Mortgages creating, on the real property of such Subsidiary with a Current Value in excess of $100,000, a perfected, first priority Lien (subject to Permitted Liens) on such real property, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor's certificate, each in form and substance satisfactory to the Collateral Agent, together with such other agreements, instruments and documents as the Collateral Agent may reasonably require whether comparable to the documents required under Section 7.01(o) or otherwise, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the A Obligations; and

                           (ii) each owner of the Capital Stock of any such
Subsidiary to execute and deliver promptly and in any event within 10 days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary,
(B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents requested reasonably by the Collateral Agent.

                  (c) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations, orders (including, without limitation, all Environmental
Laws), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies that are imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except, to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP (or, in the case of any Foreign Subsidiary, such generally accepted accounting principles applicable to it).

                  (d) Preservation of Existence, Etc. (i) Maintain and preserve, and cause each of its Subsidiaries (other than Inactive Subsidiaries) to maintain and preserve, its existence, and (ii) take all action to maintain its rights and privileges, and become or remain, and cause each of its Subsidiaries (other than Inactive Subsidiaries) to become or remain, duly qualified and in good standing (or, in the case of any Foreign Subsidiary, duly incorporated) in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except, in each case, as otherwise permitted by Section 7.02(c) and except, in the case of clause (ii) above, to the extent the failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP (or, in the case of any Foreign Subsidiary, such generally accepted accounting principles applicable to it).

                  (f) Inspection Rights. Subject to the limitation set forth in
Section 4.01, permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent, at any time and from time to time during normal business hours, at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, if requested by the Collateral Agent based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f).

                  (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply in all material respects, and cause each of its Subsidiaries to comply in all material respects, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

                  (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agents. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders and the L/C Issuer, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may require to fully protect the interest of the Lenders and the L/C Issuer in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days' prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. The Collateral Agent shall be promptly notified of all changes to insurance policies, including, without limitation, changes in coverage and insurance carriers. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders and the L/C Issuer, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                  (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all material permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business.

                  (j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects, with applicable Environmental Laws and provide to the Agents any documentation of such compliance which the Collateral Agent may reasonably request; (iii) provide the Agents written notice within 5 days of any Loan Party acquiring knowledge of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by it or any of its Subsidiaries and take any Remedial Actions required by Environmental Laws to abate said Release; (iv) provide the Agents with written notice promptly and in any event within 10 days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect and (v) defend, indemnify and hold harmless the Agents and the Lenders and the L/C Issuer and their transferees, and their respective employees, agents, officers and directors (the "Environmental Indemnitees"), from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the generation, presence, disposal, Release or threatened Release of any Hazardous Materials on, under, in, originating or emanating from any property at any time owned or operated by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the presence or Release of such Hazardous Materials, (C) any request for information, investigation, lawsuit brought or threatened, settlement reached or order by a Governmental Authority relating to the presence or Release of such Hazardous Materials, (D) any violation of any Environmental Law and/or (E) any Environmental Action filed against any Agent or any Lender, except to the extent such claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses may arise out of the gross negligence or willful misconduct of such Environmental Indemnitees as determined by a final judgment of a court of competent jurisdiction).

                  (k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected Liens (subject only to Permitted Liens) any of the Collateral, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent, each Lender and the L/C Issuer the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and
(iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

                  (l) Change in Collateral; Collateral Records. (i) Give the Collateral Agent not less than 15 days' prior written notice of any change in the location of any Collateral, other than to locations set forth on Schedule 6.01(ee), (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Agents and the Lenders and the L/C Issuer from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

                  (m) Landlord Waivers; Collateral Access Agreements. (i) At any time any Collateral with a book value in excess of $500,000 (when aggregated with all other Collateral at the same location) is located on any real property leased by a Domestic Loan Party (whether such real property is now existing or acquired after the Effective Date), use commercially reasonable efforts to obtain written subordinations or waivers, in form and substance satisfactory to the Collateral Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral; and

                           (ii) Use commercially reasonable efforts to obtain
written access agreements, in form and substance satisfactory to the Collateral Agent, providing access to Collateral of any Domestic Loan Party with book value in excess of $500,000 (when aggregated with all other Collateral at the same location) located on any premises not owned by a

Domestic Loan Party in order to remove such Collateral from such premises during an Event of Default.

                  (n) Subordination. Cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Agents and the Lenders and the L/C Issuer in accordance with a subordination agreement in form and substance satisfactory to the Agents.

                  (o) After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any interest (whether fee, freehold or leasehold) in any real property (wherever located) (each such interest being an "After Acquired Property") (x) with a Current Value (as defined below) in excess of $100,000 in the case of a fee or freehold interest, or (y) requiring the payment of annual rent exceeding in the aggregate $100,000 in the case of leasehold interest, immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and, in the case of a fee or freehold interest in After Acquired Property, either an appraisal or such Loan Party's good-faith estimate of the current value of such After Acquired Property (for purposes of this Section, the "Current Value"). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below or in the case of leasehold, a leasehold Mortgage or landlord's waiver (pursuant to Section 7.01(m) hereof). Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall promptly furnish to the Collateral Agent, upon its reasonable requests, the following, each in form and substance satisfactory to the Collateral Agent: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Agents and the Lenders and the L/C Issuer thereunder, (iii) a Title Insurance Policy but only to the extent such Real Property has a Current Value in excess of $500,000, (iv) a survey of such real property, certified to the Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Collateral Agent but only to the extent such Real Property has a Current Value in excess of $500,000, (v) Phase I Environmental Site Assessments with respect to such real property, certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent but only to the extent such Real Property has a Current Value in excess of $500,000, (vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto,
(vii) in the case of a leasehold interest, an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) with respect to such real property and the Collateral Agent, and (viii) such other documents or instruments (including opinions of counsel) as the Collateral Agent may reasonably require. The Borrowers shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 7.01(o).

                  (p) Fiscal Year. Cause the Fiscal Year of MHI and its Subsidiaries to end on December 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

                  (q) TRC Transaction. Use its best efforts to consummate the TRC transaction as soon as practicable after the Effective Date.

         Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Domestic Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens.

                  (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

                  (c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

                           (i) (A) any Borrower (other than MHI or MI) may be
merged into or consolidated with another Borrower and (B) any wholly-owned Subsidiary (other than a Borrower) of any Loan Party may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate with another wholly-owned Subsidiary of such Loan Party, in each case, so long as (1) no other provision of this Agreement would be violated thereby, (2) such Loan Party gives the Agents at least 45 days' prior written notice of such merger or consolidation, (3) no Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (4) the rights of the Lenders and the L/C Issuer in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and
(5) the surviving Subsidiary, if any, is joined as a Loan Party hereunder and is a party to a Guaranty and a Security Agreement (or, if such Person is a Foreign Subsidiary, it is a party to a comparable foreign document) and the Capital Stock of which Subsidiary is the subject of a Pledge Agreement (or comparable foreign document, as the case may be), in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation;

                           (ii) any Loan Party and its Subsidiaries may (A) sell
Inventory in the ordinary course of business, (B) dispose of obsolete or worn-out Equipment in the ordinary course of business and (C) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, provided that the Net Cash Proceeds of such Dispositions, in the case of clauses (B) and (C) above, do not exceed $250,000 in the aggregate in any twelve-month period and are paid to the Administrative Agent for the benefit of the Lenders to the extent required under the terms of Section 2.05(c)(ii);

                           (iii) (A) MI may, on or about the Effective Date,
sell to MHI the MHI Notes held by MI immediately prior to the Effective Date,
(B) each Inactive Subsidiary and Metallurg International Resources, LLC may sell or otherwise dispose of its assets in connection with the winding down of its business operations, (C) CIF may sell or otherwise dispose of assets used in its lithium feldspar production line and its aluminum alloy production line to the extent such sale or disposition constitutes a CIF Authorized Transaction, and
(D) LSM may sell or otherwise dispose of assets located in Norway to the extent such sale or disposition constitutes a UK Authorized Transaction; and

                           (iv) SMC may sell the Conform machine and related
ancillary equipment to CIF (the "Conform Sale") so long as $1,250,000 of the Net Cash Proceeds from such Disposition are paid to the Administrative Agent for the benefit of the Lenders pursuant to the terms of Section 2.05(c)(ii).

                  (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in
Section 6.01(l).

                  (e) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) loans and advances by (A) an A Borrower to another A Borrower, made in the ordinary course of business and (B) a Borrower to MHI for any of the purposes for which dividends are permitted pursuant to clause (A) of the proviso to Section 7.02(h) and (C) a Loan Party to its Subsidiaries and by such Subsidiaries to such Loan Parties, made in the ordinary course of business and not exceeding in the aggregate for all Loan Parties and their Subsidiaries at any one time outstanding $100,000, (iii) loans and advances by any Loan Party to its officers and employees, provided (A) that the aggregate amount of all such loans and advances made by all Loan Parties that are outstanding at any time does not exceed $50,000 and (B) each such loan and advance is full recourse to the applicable officer or employee, (iv) Contingent Obligations of a Loan Party in respect of its guaranty of the Indebtedness of another Loan Party to the extent such Indebtedness constitutes Permitted Indebtedness or its guaranty of any trade payables or ordinary operating expenses of any other Loan Party, (v) investments consisting of Capital Stock, obligations, securities or other property received by a Borrower or any of its Subsidiaries in settlement of Accounts Receivable (created in the ordinary course of business) from bankrupt or insolvent obligors, (vi) Permitted Investments, (vii) Hedging Agreements permitted under clause (g) of the definition of the term "Permitted Indebtedness", and (viii) payments permitted under Section 7.02(h).

                  (f) Lease Obligations. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection (g) of this Section 7.02, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed $1,500,000.

                  (g) Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed $5,000,000 in any Fiscal Year (the "Capital Expenditure Limit"). Notwithstanding the foregoing, in the event Loan Parties and their Subsidiaries do not expend the entire applicable Capital Expenditure Limit in Fiscal Year 2004 or Fiscal Year 2005, the Loan Parties and their Subsidiaries may carry forward to the immediately succeeding Fiscal Year up to $1,000,000 of the unutilized portion of such applicable Capital Expenditure Limit, provided that the amount carried forward shall be included in the Capital Expenditure Limit for such succeeding Fiscal Year only during the first six months of such Fiscal Year. All Capital Expenditures made by the Loan Parties and their Subsidiaries shall first be applied to reduce the carry forward from the previous Fiscal Year, if any, and then to reduce the applicable Capital Expenditure Limit.

                  (h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any

Capital Stock to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, (A) any Loan Party may pay dividends to MHI and/or MI (1) in amounts necessary to pay customary expenses of MHI and/or MI in the ordinary course of its business as a public holding company (including salaries and related reasonable and customary expenses incurred by employees of
MI) and (2) in amounts necessary to pay taxes when due and owing by MHI and/or MI, (B) any Subsidiary of any Borrower (other than MHI) may pay dividends to such Borrower, (C) MI may pay dividends to MHI in an amount necessary to enable MHI to pay interest due on the MHI Notes (to extent such dividends are permitted under the MI Indenture) and (D) MHI may pay dividends in the form of common Capital Stock; provided that, in each case of clauses (A) through (D) above, at the election of the Collateral Agent, which the Collateral Agent may and, upon the direction of the Required Lenders, shall make by notice to the Administrative Borrower, no such payment shall be made if an Event of Default shall have occurred and be continuing or would result from the making of any such payment.

                  (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

                  (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof as determined by the Board of Directors of such Person, (ii) transactions with another Loan Party,
(iii) payment of reasonable and customary directors' fees and indemnities of directors, officers and employees and (iv) transactions permitted by Sections 7.02(c), (e), (h) and (m).

                  (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

                           (A) this Agreement and the other Loan Documents;

                           (B) any agreements in effect on the date of this
Agreement and described on Schedule 7.02(k) (and any agreement replacing such existing agreement so long as such replacement agreement is permitted under clause (b) of the definition of the term "Permitted Indebtedness");

                           (C) any applicable law, rule or regulation
(including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                           (D) in the case of clause (iv) any agreement setting
forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

                           (E) in the case of clause (iv) any agreement,
instrument or other document evidencing a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto.

                  (l) Limitation on Issuance of Capital Stock. Except as permitted by Section 7.02(c) or (h), issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants; provided that the preceding clause shall not apply to the issuance or sale by MHI of its own Capital Stock.

                  (m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness (including, without limitation, the MHI Indenture and the MI Indenture), or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the L/C Issuer in any respect, (ii) except for the Obligations and the purchase on the Effective Date by MHI of the MHI Notes held by MI immediately prior to the Effective Date, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or, except for the Obligations and other Permitted Indebtedness required to be prepaid in connection with an asset disposition permitted hereunder, make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, (iii) except as permitted by
Section 7.02(c), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN or (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not have a Material Adverse Effect.

                  (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

                  (o) Compromise of Accounts Receivable. Compromise or adjust any Account Receivable (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries to do so other than, provided no Event of Default has occurred and is continuing, in the ordinary course of its business.

                  (p) Properties. Permit any property subject to the Lien of the Collateral Agent to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a valid and perfected Lien or has not received a written subordination or waiver in accordance with
Section 7.01(m)(i).

                  (q) ERISA. Except as could not reasonably be expected to have a Material Adverse Effect, (i) engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in
Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law;
(iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

                  (r) Environmental. Permit the use, Handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance in all material respects with all applicable Environmental Laws and so long as such use, Handling, generation, storage, treatment, Release or disposal of Hazardous Materials could not reasonably be expected to have a Material Adverse Effect.

                  (s) Certain Agreements. Agree to any material amendment or other material change to or material waiver of any of its rights under any Material Contract, including, without limitation, the MHI Indenture and the MI Indenture.

                  (t) Excess Cash. Accumulate or maintain cash in bank accounts (in excess of checks outstanding against such accounts and amounts necessary to meet minimum balance requirements), cash equivalents or Permitted Investments of the Loan Parties and their Subsidiaries (other than CIF, MEL, LSM and ALPOCO) in an aggregate amount in excess of $1,000,000 (excluding amounts deposited into the Cash Management Accounts) at any time.

                  (u) Inactive Subsidiaries. Permit any Inactive Subsidiary to
(i) become an active company, have operations or conduct business or (ii) own any assets other than assets with a fair market value not in excess of $50,000 in the aggregate for any Inactive Subsidiary or $100,000 in the aggregate for all Inactive Subsidiaries.

         Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

                  (a) Minimum Borrowing Base. Permit the "Total Borrowing Base" (as defined in the Borrowing Base Report) of MI and SMC as of the last day of each calendar month, commencing on August 31, 2004, to be less than $15,000,000, as determined in accordance with the Borrowing Base Report most recently delivered to the Administrative Agent pursuant to Section 7.01(a)(ix); provided that, if at any time such Total Borrowing Base shall be less than $15,000,000, the Loan Parties shall, on or before the twentieth (20th) day of the immediately succeeding month, deliver cash to the Administrative Agent in an amount equal to the difference of $15,000,000 less such Total Borrowing Base, which cash shall collateralize the Obligations and be deposited in an account maintained by the Administrative Agent until such time as the Total Borrowing Base (as reflected in any monthly Borrowing Base Report delivered to the Administrative Agent after the date such cash is so deposited) shall equal or exceed $15,000,000.

                  (b) Consolidated EBITDA. Permit Consolidated EBITDA of MI and its Consolidated Subsidiaries for each period of four (4) consecutive fiscal quarters of MI and its Consolidated Subsidiaries for which the last quarter ends on a date set forth below (except the first test period shall be for the nine
(9) months ending September 30, 2004) to be less than the applicable amount set forth below:

                        Applicable Period               Consolidated EBITDA
                        -----------------               -------------------
                        September 30, 2004                  $ 8,095,000

                        Applicable Period               Consolidated EBITDA
                        -----------------               -------------------
                  December 31, 2004                         $12,417,000
                  March 31, 2005                            $14,960,000
                  June 30, 2005                             $17,225,000
                  September 30, 2005                        $19,000,000
                  December 31, 2005                         $20,000,000
                  On the last day of each fiscal quarter    $20,000,000
                  thereafter

                                  ARTICLE VIII
                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

         Section 8.01 Collection of Accounts Receivable; Management of Collateral. The Borrowers shall (i) establish and maintain cash management services of a type and on terms satisfactory to the Administrative Agent at one or more of the banks set forth on Schedule 8.01 (each a "Cash Management Bank"), and shall take such reasonable steps to enforce, collect and receive all amounts owing on the Accounts Receivable of the Domestic Loan Parties, and (ii) deposit or cause to be deposited promptly, and in any event no later than two Business Days after the date of receipt thereof, all proceeds in respect of any Collateral and all collections and other amounts received by any Domestic Loan Party (including payments made by the Account Debtors directly to any Domestic Loan Party) into a Cash Management Account or the Concentration Account.

                  (b) The Borrowers shall, with respect to each Cash Management Account, deliver to the Administrative Agent either (i) a Cash Management Agreement with respect to such Cash Management Account or (ii) evidence that the Borrowers have provided to each Cash Management Bank at which such Cash Management Account is located notice in writing of the Administrative Agent's security interest in such Cash Management Account and irrevocable directions, in form and substance satisfactory to the Administrative Agent, to send by electronic funds transfer (including, but not limited to, ACH transfers) on each Business Day to the Concentration Account all available funds on deposit in such Cash Management Account. Notwithstanding the foregoing, promptly upon the request of the Administrative Agent, each Borrower shall deliver a Cash Management Agreement to the Administrative Agent with respect to any Cash Management Account identified by the Administrative Agent. Each Cash Management Agreement shall provide, among other things, that all available funds deposited into the Cash Management Accounts covered thereby shall be sent by electronic funds transfer (including, but not limited to, ACH transfers) on each Business Day to the Concentration Account.

                  (c) Upon the terms and subject to the conditions set forth in the Concentration Account Agreement with respect to the Concentration Account, all amounts received in the Concentration Account shall, at the direction of the Administrative Agent, be wired each Business Day into the Administrative Agent's Account. The Administrative Agent agrees that, so long as no Event of Default shall occur and be continuing, the Administrative Agent will not direct the Concentration Account Bank to transfer funds in the Concentration Account to the Administrative Agent's Account in accordance with the immediately preceding sentence but shall allow such funds to be used by the Borrowers and their Subsidiaries in the operation of their businesses, subject to the terms of this Agreement.

                  (d) So long as no Default or Event of Default has occurred and is continuing, the Administrative Borrower may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Administrative Agent and the Administrative Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, each Borrower and such prospective Cash Management Bank shall have executed and delivered to the Administrative Agent a Cash Management Agreement. Each Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from the Administrative Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in the Administrative Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from the Administrative Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or the Administrative Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in the Administrative Agent's reasonable judgment.

                  (e) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the relevant Obligations, and in which the Borrowers are hereby deemed to have granted a Lien to the Administrative Agent. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by any Borrower as proceeds of any Collateral shall be held by such Borrower in trust for the Administrative Agent and upon receipt be deposited by such Borrower in original form and no later than the next Business Day after receipt thereof into the Concentration Account; provided, however, except as provided in Section 2.05(c), all Net Cash Proceeds received directly by such Borrower pursuant to an event described in Section 2.05(c)(ii), (iii) or (iv) shall be held by such Borrower in trust for the Administrative Agent and upon receipt be deposited by the Borrower in original form and no later than the next Business Day after receipt thereof into the Administrative Agent's Account. A Borrower shall not commingle such collections with such Borrower's own funds or the funds of any Subsidiary or Affiliate of such Borrower or with the proceeds of any assets not included in the Collateral. No checks, drafts or other instrument received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such instruments have actually been collected.

                  (f) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may send a notice of assignment and/or notice of the Administrative Agent's security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter so long as such Event of

Default is continuing, the Administrative Agent shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto.

                  (g) Each Domestic Loan Party hereby appoints the Administrative Agent or its designee on behalf of the Administrative Agent as the Domestic Loan Parties' attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse any Domestic Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign any Domestic Loan Party's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivable, to send verification of Accounts Receivable, and to notify the Postal Service authorities to change the address for delivery of mail addressed to any Domestic Loan Party to such address as the Administrative Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until the Term Loans and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

                  (h) Nothing herein contained shall be construed to constitute the Administrative Agent as agent of any Loan Party for any purpose whatsoever, and the Administrative Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Administrative Agent shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Administrative Agent, by anything herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to the Administrative Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

                  (i) If any Account Receivable includes a charge for any tax payable to any Governmental Authority, the Administrative Agent is hereby authorized (but in no event obligated), after the occurrence and during the continuance of an Event of Default, in its discretion to pay the amount thereof to the proper taxing authority for the Loan Parties' account and to charge the Loan Parties therefor.

                  (j) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Administrative Agent herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

         Section 8.02 Accounts Receivable Documentation. The Domestic Loan Parties will at such intervals as the Administrative Agent may require, after the occurrence and during the continuance of an Event of Default, execute and deliver confirmatory written assignments of the Accounts Receivable to the Administrative Agent and furnish such further schedules and/or information as the Administrative Agent may require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Domestic Loan Parties shall notify the Administrative Agent of any material non-compliance in respect of the representations, warranties and covenants contained in Section 8.03. The items to be provided under this Section 8.02 are to be in form reasonably satisfactory to the Administrative Agent and are to be executed and delivered to the Administrative Agent from time to time solely for its convenience in maintaining records of the Collateral. The Domestic Loan Parties' failure to give any of such items to the Administrative Agent shall not affect, terminate, modify or otherwise limit any Agent's Lien on the Collateral.

         Section 8.03 Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Domestic Loan Party at the time the Collateral becomes subject to any Agent's Lien, each Domestic Loan Party covenants, represents and warrants: (a) such Loan Party shall be the sole owner, free and clear of all Liens (except for the Permitted Liens), and, except as permitted in any Loan Document, shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations in any material respect; (c) such Loan Party shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Administrative Agent shall reasonably require; (d) such Loan Party shall immediately notify the Administrative Agent if any Account Receivable arises out of contracts with any Governmental Authority, and will execute any instruments and take any steps reasonably required by the Administrative Agent in order that all monies due or to become due under any such contract shall be assigned to the Administrative Agent and notice thereof given to such Governmental Authority under the Federal Assignment of Claims Act or any similar state or local law; (e) such Loan Party will, immediately upon learning thereof, report to the Administrative Agent any material loss or destruction of, or substantial damage to, any of the Collateral having a value greater than $50,000, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; and (f) such Loan Party is not and shall not be entitled to pledge the Administrative Agent's credit on any purchases or for any purpose whatsoever.

         Section 8.04 Collateral Custodian. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Administrative Agent who shall have full authority to do all acts necessary to protect the Administrative Agent's interests and rights under this Agreement and the Loan Documents. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Administrative Agent may reasonably request to preserve the

Collateral. All costs and expenses incurred by the Administrative Agent by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         Section 9.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

                  (a) any Borrower shall fail to pay (i) any principal of any Loan, any Collateral Agent Advance or any Reimbursement Obligation when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or (ii) any interest on any Loan or any Collateral Agent Advance or any fee, indemnity or other amount payable under this Agreement or any other Loan Document within 3 Business Days when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

                  (b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to any Agent, any Lender or the L/C Issuer pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

                  (c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in ARTICLE VII applicable to it, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party, any Pledge Agreement to which it is a party, or any Mortgage to which it is a party;

                  (d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

                  (e) any Loan Party shall fail to pay any of its Indebtedness (excluding Indebtedness evidenced by this Agreement) in excess of $200,000, or any payment of principal, interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, including, without limitation, the MHI Indenture and the MI Indenture, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

                  (f) except as permitted under Section 7.02(c), any Loan Party
(i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

                  (g) any proceeding shall be instituted against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

                  (h) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

                  (i) any Security Agreement, any Pledge Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders and the L/C Issuer on any Collateral purported to be covered thereby;

                  (j) [intentionally omitted]

                  (k) one or more judgments, orders or awards (or any settlement of any claim that, if breached, could result in a judgment, order or award) for the payment of money exceeding $200,000 in the aggregate shall be rendered against any Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement, or (ii) there shall be a period of 15 consecutive days after entry thereof during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment, order, award or settlement shall not give rise to an Event of Default under this subsection (k) if and for so long as (A) the amount of such judgment, order, award or settlement is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award or settlement;

                  (l) any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than fifteen (15) days, if any such event or circumstance could be expected to have a Material Adverse Effect as determined by the Agents in their sole discretion;

                  (m) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could be expected to have a Material Adverse Effect as determined by the Agents in their sole discretion exercised reasonably;

                  (n) except as permitted under Section 7.02(c), any cessation of a substantial part of the business of any Loan Party for a period which materially and adversely affects the ability of such Person to continue its business on a profitable basis, if such cessation could be expected to have a Material Adverse Effect as determined by the Agents in their sole discretion exercised reasonably;

                  (o) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could be expected to have a Material Adverse Effect as determined by the Agents in their sole discretion exercised reasonably;

                  (p) any default or breach shall occur under any Material Contract of any Loan Party, including, without limitation, the MHI Indenture and the MI Indenture, and such default or breach, individually or when aggregated with all such defaults or breaches, could be expected to have a Material Adverse Effect as determined by the Agents in their sole discretion exercised reasonably;

                  (q) the indictment or the threatened indictment of any Loan Party under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

                  (r) (A) any Domestic Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Domestic Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $200,000; or (B) a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Domestic Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $200,000;

                  (s) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Domestic Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $200,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971
or 4975 of the Internal Revenue Code, the liability is in excess of such amount);

                  (t) any Loan Party shall be liable for any Environmental Liabilities the payment of which could reasonably be expected to have a Material Adverse Effect;

                  (u) a Change of Control shall have occurred;

                  (v) an "Event of Default" shall have occurred and be continuing under the MHI Indenture or the MI Indenture; or

                  (w) an event or development occurs which could reasonably be expected to have a Material Adverse Effect;

         then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans and Reimbursement Obligations then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans and Reimbursement Obligations, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans and Reimbursement Obligations then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party. Subject to Section 4.04(b), Administrative Agent may, after the occurrence and during the continuation of any Event of Default, require the Borrowers to deposit with the Administrative Agent or, at its option, the L/C Issuer, with respect to each Letter of Credit then outstanding cash in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Administrative Agent or, at its option, the L/C Issuer, in the Letter of Credit Collateral Account as security for, and to provide for the payment of, the Letter of Credit Obligations.

                                   ARTICLE X

                                     AGENTS

         Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement, and the L/C Issuer hereby irrevocably appoints and authorizes the Collateral Agent to perform the duties of the Collateral Agent, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender and the L/C Issuer copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender and the L/C Issuer pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders or the L/C Issuer for any Agent's inadvertent failure to distribute any such notices or agreements to the Lenders and the L/C Issuer; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations to the Lenders, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders and the L/C Issuer with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (viii) subject to Section 10.03 of this Agreement, to take such action as such Agent deems appropriate on behalf of the Lenders to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the L/C Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

         Section 10.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender and the L/C Issuer. Each Agent shall promptly notify each Lender and the L/C Issuer any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

         Section 10.03 Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to
Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender or the L/C Issuer and shall not be responsible to any Lender or the L/C Issuer for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender or the L/C Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and

(vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders or the L/C Issuer for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender or the L/C Issuer to whom payment was due but not made, shall be to recover from other Lenders or the L/C Issuer any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, none of the Lenders or the L/C Issuer shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

         Section 10.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

         Section 10.05 Indemnification. To the extent that any Agent or the L/C Issuer is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify such Agent and the L/C Issuer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or the L/C Issuer in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent or the L/C Issuer under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from such Agent's or the L/C Issuer's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

         Section 10.06 Agents Individually. With respect to its Pro Rata Share of each of the Total Term Loan A Commitment and Total Term Loan B Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

         Section 10.07 Successor Agent. (a) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Administrative Borrower and each Lender and the L/C Issuer. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation hereunder as an Agent, the provisions of this ARTICLE X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

                  (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the other Agent shall then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of the other Agent, appoint a successor Agent as provided above.

         Section 10.08 Collateral Matters.

                  (a) The Collateral Agent may from time to time make such disbursements and advances ("Collateral Agent Advances") which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate of interest then applicable to the Term Loan A. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the applicable Loan Account in accordance with
Section 4.02. The Agent making such Collateral Agent Advance shall notify the other Agent, each Lender and the Administrative Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Agent making such Collateral Agent Advance, upon such Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, such Agent shall be entitled to recover such funds on demand from such

Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

                  (b) The Lenders and the L/C Issuer hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon payment and satisfaction of all Loans, Reimbursement Obligations, Letter of Credit Obligations (or the cash collateralization of all outstanding Letters of Credit by an amount equal to 105% of the amount thereof), and all other applicable Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in the ordinary course of any Loan Party's business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Required Lenders and the L/C Issuer. Upon request by the Collateral Agent at any time, the requisite Lenders and the L/C Issuer will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

                  (c) Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders and the L/C Issuer (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under
Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders and the L/C Issuer upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

                  (d) The Collateral Agent shall have no obligation whatsoever to any Lender or the L/C Issuer to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this
Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral

Agent shall have no duty or liability whatsoever to any other Lender or the L/C Issuer, except as otherwise provided herein.

         Section 10.09 Agency for Perfection. Each Agent, the L/C Issuer and each Lender hereby appoints each other Agent, the L/C Issuer and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent, the L/C Issuer and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents, the L/C Issuer and the Lenders as secured party, subject in the case of Fleet National Bank to the terms of the Reimbursement Agreement and any cash management agreement then in effect. Should the Administrative Agent, the L/C Issuer or any Lender obtain possession or control of any such Collateral, the Administrative Agent, the L/C Issuer or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver possession or control of such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. Without limiting the generality of the foregoing, the Collateral Agent hereby appoints the Administrative Agent as a sub-agent for the purpose of perfecting the Collateral Agent's Liens on the Cash Management Accounts or on any other deposit accounts or securities accounts of any Loan Party. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

         Section 10.10 UK Collateral. Each Lender, the Administrative Agent and the Collateral Agent agree that the Collateral Agent shall hold the UK Collateral in trust for the Lenders and the L/C Issuer, the Administrative Agent and the Collateral Agent on the terms contained in this Agreement and the UK Collateral Documents. Each of the parties agrees that in acting as trustee the Collateral Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the UK Collateral Documents (and no others shall be implied).

                                   ARTICLE XI

                                    GUARANTY

         Section 11.01 Guaranty. (a) Each A Guarantor that is a party hereto hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all A Obligations of the A Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Loan Party irrespective of whether a claim therefor is allowed in such Insolvency Proceeding), Letter of Credit Obligations, fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the "Guaranteed A Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agents, the Lenders and the

L/C Issuer in enforcing any rights under the guaranty set forth in this ARTICLE XI with respect to the A Obligations. Without limiting the generality of the foregoing, each A Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed A Obligations and would be owed by the A Borrowers to the Agents, the Lenders and the L/C Issuer under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Loan Party.

                  (b) The B Guarantor unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all B Obligations of the B Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Loan Party irrespective of whether a claim therefor is allowed in such Insolvency Proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the B Borrower, being the "Guaranteed B Obligations" and together with the Guaranteed A Obligations, the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agents, the Lenders and the L/C Issuer in enforcing any rights under the guaranty set forth in this ARTICLE XI with respect to the B Obligations. Without limiting the generality of the foregoing, the B Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed B Obligations and would be owed by the B Borrower to the Agents, the Lenders and the L/C Issuer under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Loan Party.

         Section 11.02 Guaranty Absolute. Each A Guarantor jointly and severally guarantees that the Guaranteed A Obligations and the B Guarantor guarantees the Guaranteed B Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents, the Lenders or the L/C Issuer with respect thereto. Each Guarantor agrees that this ARTICLE XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this ARTICLE XI are independent of the Guaranteed Obligations of any other Guarantor, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this ARTICLE XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Agent, any Lender or the L/C Issuer;

                  (e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

                  (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agents, the Lenders or the L/C Issuer that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This ARTICLE XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agents, the Lenders, the L/C Issuer or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

         Section 11.03 Waiver. Each A and B Guarantor party hereto hereby waives
(i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this ARTICLE XI and any requirement that the Agents, the Lenders or the L/C Issuer exhaust any right or take any action against any Loan Party or any other Person or any Collateral,
(iii) any right to compel or direct any Agent, any Lender or the L/C Issuer to seek payment or recovery of any amounts owed under this ARTICLE XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Agent, any Lender or the L/C Issuer protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor (other than the defense of payment). Each Guarantor party hereto agrees that the Agents, the Lenders and the L/C Issuer shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor party hereto acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this ARTICLE XI, and acknowledges that this ARTICLE XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

         Section 11.04 Continuing Guaranty; Assignments. This ARTICLE XI is a continuing guaranty and shall (a) remain in full force and effect until the termination of all

Commitments and the indefeasible payment in full of all of the Guaranteed Obligations, (b) be binding upon each A and B Guarantor party hereto, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agents, the Lenders and the L/C Issuer and their permitted successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause
(c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans, the Reimbursement Obligations, the Letter of Credit Obligations and all other Obligations owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

         Section 11.05 Subrogation. No A or B Guarantor party hereto will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this ARTICLE XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agents, the Lenders and the L/C Issuer against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Commitments have been terminated and all of the Guaranteed Obligations have been indefeasibly paid in full. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the termination of all of the Commitments and the indefeasible payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Agents, the Lenders and the L/C Issuer and shall forthwith be paid to the Agents, the Lenders and the L/C Issuer to be credited and applied to the Guaranteed Obligations and all other amounts payable under this ARTICLE XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this ARTICLE XI thereafter arising. If (i) any Guarantor shall make payment to the Agents, the Lenders and the L/C Issuer of all or any part of the Guaranteed Obligations, (ii) all of the Commitments have been terminated, and (iii) all of the Guaranteed Obligations have been indefeasibly paid in full, the Agents, the Lenders and the L/C Issuer will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                                  ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (certified mail, return receipt requested), telecopied or delivered by hand, Federal Express or other reputable overnight courier, if to any Loan Party, at the following address:

                  Metallurg, Inc.
                  1140 Avenue of the Americas
                  Suite 1800
                  New York, New York  10036

                  Attention:  Barry Nuss
                              Chief Financial Officer
                  Telephone:  212 835-0214
                  Telecopier: 212 687-9621

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Attention:  Jeffrey D. Saferstein, Esq.
                  Telephone:  212 373-3347
                  Telecopier: 212 373-2053

                  if to either Agent, to it at the following address:

                  MHR Institutional Partners II LP
                  c/o MHR Fund Management LLC
                  40 West 57th Street
                  24th Floor
                  New York, New York  10019

                  Attention:  Hal Goldstein and Emily Fine
                  Telephone:  212 262-0005
                  Telecopier: 212 262-9356

                  with a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attention:  Eliot L. Relles, Esq.
                  Telephone:  212 756-2000
                  Telecopier: 212 593-5955
         or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered by hand, Federal Express or other reputable overnight courier, upon delivery by hand or by reputable overnight courier, except that notices to any Agent or the L/C Issuer pursuant to ARTICLE II and ARTICLE III shall not be effective until received by such Agent or the L/C Issuer, as the case may be.

         Section 12.02 Amendments. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Collateral Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Obligations payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share",
(v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders and the L/C Issuer, or release any Borrower or any Guarantor (except as otherwise expressly provided in this Agreement), or (vi) amend, modify or waive
Section 4.04 or this Section 12.02 of this Agreement, in each case, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer, (i) amend the definition of "Letter of Credit Obligations", "Loan Documents," (but only if, as a result of such amendment or modification, the term "Reimbursement Agreement" was deleted therefrom) "Obligations" or "Reimbursement Obligations",
(ii) amend, modify or waive Section 4.04(b)(i) or this Section 12.02 or (iii) affect the rights or duties of the L/C Issuer under this Agreement or the other Loan Documents. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

         Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders and the L/C Issuer provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders and the L/C Issuer under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders or the L/C Issuer to exercise any of their rights under any other Loan Document against such party or against any other Person.

         Section 12.04 Expenses; Taxes; Attorneys' Fees. Subject to the limitation set forth in Section 4.01, the Borrowers will pay on demand, all costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (b) through (f) and clauses (j) through (m) below, each Lender and the L/C Issuer), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (b) through (f) and clauses (j) through (m) below, each Lender and the L/C Issuer), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender or the L/C Issuer by any Person that arises from or relates to this Agreement, any other Loan Document, the claims of the Agents or the Lenders or the L/C Issuer claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender or the L/C Issuer, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document,
(h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility owned or operated by any Loan Party, (l) any Environmental Liabilities incurred in connection with any Environmental Lien, or
(m) the receipt by any Agent or any Lender or the L/C Issuer of any advice from professionals with respect to any of the foregoing, except, with respect to any of the above categories, to the extent such costs or expenses result from the gross negligence or willful misconduct of such Agent or Lender as determined by a final judgment of a court of competent jurisdiction. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender or the L/C Issuer to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree to save each Agent and each Lender and the L/C Issuer harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents and (z) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers.

         Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Domestic Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured, provided that nothing herein shall permit the proceeds of any Collateral not securing the B Obligations (or any Loan Party's guaranty thereof) to be applied to reduce the B Obligations. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

         Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 12.07 Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

                  (b) Each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of Letter of Credit Obligations); provided, however, that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (x) an Affiliate of such Lender or a Related Fund of such Lender or (y) a group of new

Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof), (ii) the parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or Related Fund of such Lender), (iii) except as provided in subsections 12.07(b)(iv), any such assignment shall be made with the written consent of the Collateral Agent, and (iv) no written consent of any Agent) shall be required in connection with, any assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Collateral Agent (and the Administrative Agent, if applicable) (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything contained to the contrary in this
Section 12.07(b), a Lender may assign any or all of its rights under the Loan Documents to an Affiliate of such Lender or a Related Fund of such Lender without delivering an Assignment and Acceptance to any Agent; provided, that (x) the Borrowers and the Agents may continue to deal solely and directly with such assigning Lender in connection with the interest so assigned until such Lender and its assignee shall have executed and delivered an Assignment and Acceptance to the Collateral Agent for recordation and (y) the failure of such assigning Lender to deliver an Assignment and Acceptance to the Collateral Agent or any other Person shall not affect the legality, validity or binding effect of such assignment.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                  (d) The Collateral Agent shall, on behalf of the Borrowers, maintain, or cause to be maintained, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans (the "Registered Loans") and Letter of Credit Obligations owing to each Lender from time to time. Other than in connection with an assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender, the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower, any Lender and the Administrative Agent at any reasonable time and from time to time upon reasonable prior notice. In the case of any assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender shall, on behalf of the Borrowers, maintain a comparable register.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Collateral Agent (and the Administrative Agent, if applicable) shall, if the Collateral Agent (and the Administrative Agent, if applicable) consent (if applicable) to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance and
(ii) record the information contained therein in the Register.

                  (f) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (or a comparable register) (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register (or a comparable register), together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                  (g) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                  (h) Any foreign Person who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.08(d).

                  (i) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of the Letter of Credit Obligations); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Letter of Credit Obligations, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.08 and Section 4.05 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

         Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF

THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

         Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH DOMESTIC LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH DOMESTIC LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN Section 12.01, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. The DOMESTIC Loan Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY DOMESTIC LOAN PARTY IN ANY OTHER JURISDICTION. EACH DOMESTIC LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY DOMESTIC LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH DOMESTIC LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         Section 12.11 WAIVER OF JURY TRIAL, ETC. EACH DOMESTIC LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH DOMESTIC LOAN PARTY CERTIFIES

THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

         Section 12.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

         Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

         Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent, any Lender or the L/C Issuer for repayment or recovery of any amount or amounts received by such Agent, such Lender or the L/C Issuer in payment or on account of any of the Obligations, such Agent, such Lender or the L/C Issuer shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Agent, such Lender or the L/C Issuer repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, such Lender or the L/C Issuer or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent, such Lender or the L/C Issuer with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent, such Lender or the L/C Issuer hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent, such Lender or the L/C Issuer.

         Section 12.15 Indemnification.

                  (a) General Indemnity. In addition to each Domestic Loan Party's other Obligations under this Agreement, each Domestic Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent, each Lender and the L/C Issuer and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrowers or the L/C Issuer's issuing of Letters of Credit for the account of the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, the Reimbursement Obligations or the Letter of Credit Obligations, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction; provided further, that the foregoing indemnity from the B Borrower shall only apply to such Indemnified Matters arising from or relating to the B Obligations.

                  (b) Environmental Indemnity. Without limiting Section 12.15(a) hereof, each Domestic Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest, or (y) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) any violations of Environmental Laws; (iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest;
(iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in
Section 6.01(r) or the breach of any covenant made by the Loan Parties in
Section 7.01(j). Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

                  (c) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section
12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

                  Section 12.16 MI as Agent for A Borrowers. Each A Borrower hereby irrevocably appoints MI as the borrowing agent and attorney-in-fact for the A Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the A Borrowers that such appointment has been revoked and that another A Borrower has been appointed Administrative Borrower. Each A Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any A Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the A Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the A Borrowers in order to utilize the collective borrowing powers of the A Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the A Borrowers as a result hereof. Each of the A Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each A Borrower is dependent on the continued successful performance of the integrated group. To induce the Agents and the Lenders to do so, and in consideration thereof, each of the A Borrowers hereby jointly and severally agrees to indemnify the Indemnitees and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any of the A Borrowers or by any third party whosoever, arising from or incurred by reason of
(a) the handling of the Loan Account and Collateral of the A Borrowers as herein provided, (b) the Agents and the Lenders relying on any instructions of the Administrative Borrower, or (c) any other action taken by any Agent or any Lender hereunder or under the other Loan Documents.

                  Section 12.17 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, Term Loan A Commitment Fee, the Term Loan A Closing Fee, the Term Loan B1 Closing Fee, the Term Loan B2 Funding Fee, Term Loan A Maintenance Fee, the Term Loan B Maintenance Fee, the TRC Commitment Fee, and the Letter of Credit Fee, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

                  Section 12.18 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party party hereto, each Agent and each Lender and the L/C Issuer and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party party hereto, each Agent and each Lender and the L/C Issuer, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender and the L/C Issuer, and any assignment by any Lender shall be governed by Section 12.07 hereof.

                  Section 12.19 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.19 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.19.

         For purposes of this Section 12.19, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

         The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

         Section 12.20 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any material non-public information supplied to it by the Loan Parties (including all written minutes of meetings of MI's Board of Directors to the extent copies of such minutes are furnished to any Agent or Lender pursuant hereto) pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Agent or any Lender, (iii) to examiners, auditors, or accountants, (iv) in connection with any litigation to which any Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.20. Each Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause
(iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that the each Loan Party acknowledges that each Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that each Agent and each Lender may be subject to review by other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information. In addition, if any Agent or Lender is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any such non-public information, such Agent or Lender agrees that it will provide the Administrative Borrower with prompt notice of such request(s) (unless prohibited by law) so that it (or any other Loan Party) may seek an appropriate protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the applicable Agent or Lender may furnish that portion of the non-public information which, in consultation with counsel it concludes, it is legally compelled to disclose.

         Section 12.21 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  A BORROWERS:

                                  METALLURG, Inc.


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  SHIELDALLOY METALLURGICAL
                                  CORPORATION


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  B BORROWER:

                                  METALLURG HOLDINGS, INC.


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  A GUARANTORS:

                                  METALLURG HOLDINGS CORPORATION


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                 METALLURG INTERNATIONAL RESOURCES,
                                 LLC


                                 By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                 METALLURG SERVICES, INC.


                                 By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                 B GUARANTOR:

                                 METALLURG, INC., in its capacity as B Guarantor


                                 By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                 COLLATERAL AGENT, ADMINISTRATIVE
                                 AGENT AND LENDER:

                                 MHR INSTITUTIONAL PARTNERS II LP


                                 By: MHR INSTITUTIONAL ADVISORS II LLC,
                                     its General Partner


                                 By:
                                    ------------------------------------------
                                    Name:
                                    Title:

                                 LENDER:

                                 MHR INSTITUTIONAL PARTNERS IIA LP


                                 By: MHR INSTITUTIONAL ADVISORS II LLC,
                                     its General Partner


                                 By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                 L/C ISSUER:

                                 The L/C Issuer joins this Agreement solely for the purpose of obtaining the benefits of this Agreement in its favor and without assuming any obligations under this Agreement


                                 FLEET NATIONAL BANK


                                 By:
                                    ------------------------------------------
                                    Name:
                                    Title:

                                Schedule 1.01(a)

                                   Commitments

--------------------------------------------------------------------------------------------------------------
                                          MHR Institutional        MHR Institutional
          Lender                            Partners II LP           Partners II A LP               TOTAL
--------------------------------------------------------------------------------------------------------------
Term A1 Loan Commitment                       $22,841,471              $ 7,158,529               $10,000,000
--------------------------------------------------------------------------------------------------------------
Term A2 Loan Commitment                       $ 4,262,206              $10,737,794               $15,000,000
--------------------------------------------------------------------------------------------------------------
Term A3 Loan Commitment                       $ 1,704,882              $ 4,295,118               $ 6,000,000
--------------------------------------------------------------------------------------------------------------
Term B1 Loan Commitment                       $   475,946              $ 1,199,054               $ 1,675,000
--------------------------------------------------------------------------------------------------------------
Term B2 Loan Commitment                       $   223,766              $   563,734               $   787,500
--------------------------------------------------------------------------------------------------------------
Total Commitment                              $ 9,508,271              $23,954,229               $33,462,500
--------------------------------------------------------------------------------------------------------------
Percentage                                       28.41471%                71.58529%                      100%
--------------------------------------------------------------------------------------------------------------